THIS FACILITY AGREEMENT is dated December 30, 1994 and made BETWEEN:

     COMDISCO, INC. of 6111 North River Road, Rosemont, Illinois 60018 as borrower and drawer (the "COMPANY");

     NATIONAL WESTMINSTER BANK PLC of 41 Lothbury, London EC2P 2BP as arranger and administrative agent (in this capacity the "ARRANGER");

(3) BARCLAYS BANK PLC, CREDIT LYONNAIS and UNION BANK OF SWITZERLAND as co-agents (in this capacity the "CO-AGENTS");

(4) THE BANKS whose names appear in Schedule 1 as underwriters and swingline banks;

(5) NATIONAL WESTMINSTER BANK PLC of 41 Lothbury, London EC2P 2BP as facility agent (in this capacity the "FACILITY AGENT"); and

(6) NATIONAL WESTMINSTER BANK PLC of 175 Water Street, New York, N.Y. 10038, U.S.A. as swingline agent (in this capacity the "SWINGLINE AGENT").

1.     INTERPRETATION
1.1     TERMS DEFINED
In this Agreement:

ADDITIONAL BORROWER"

means a Borrower which has become a Borrower in accordance with Clause 25.10

ADDITIONAL COST"

in relation to an Advance denominated in Sterling, (other than an Advance maintained in Euro-Sterling) means the cost imputed to the Bank making the Advance of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Term of the Advance, expressed as a rate per annum and calculated in accordance with Schedule 3.

"ADJUSTED CD RATE"

means, as of any date, the rate per annum (rounded upwards, if necessary, to two decimal places) determined by the Facility Agent to be equal to the sum of (1)(A) the CD Bid Rate as of such date, divided by (B) 1 minus the Reserve Requirement on such date, plus (if the relevant Bank is FDIC insured) (2) the FDIC Assessment Rate in effect on such date.

"ADVANCE"

means:

       (a) when designated "REVOLVING", an advance made or to be made by a Bank under the Revolving Advance Facility referred to in Clause 2.1(a);

       (b) when designated "SWINGLINE", an advance made or to be made by a Bank under the Swingline Advance Facility referred to in Clause 2.1(b); and

     (c) without any designation, any of the above advances, as the context requires.

"AFFILIATE"

in relation to a person, means any Subsidiary or holding company of that person, and any other Subsidiary of that holding company.

"AFFILIATED BANK"

in relation to a Bank, means any other Bank which is an Affiliate of the Bank, unless either Bank notifies the Facility Agent and the Company that it is not to be regarded as the other's Affiliated Bank for the purposes of this Agreement.

"AGENT"

means the Facility Agent or the Swingline Agent.

"AGGREGATE MATERIAL AMOUNT"

means, at any time, an amount equal to the higher of (i) five per cent. of Consolidated Tangible Net Worth of the Company and its Subsidiaries at such time and (ii) U.S. $25,000,000.

"APPLICABLE RATE"

means, on any day, the higher of:

     the Prime Rate; and

       the aggregate of the Federal Funds Rate and nought point five per cent. (0.5),

on that day.

"AVAILABLE FACILITY AMOUNT"

means, at any time, the Total Commitments at that time less the Original Dollar Amount of the then outstanding Advances which have not fallen due for repayment but in the case of the determination of the Available Facility Amount at the date of delivery of a Request or at any time between then and the related Utilisation Date, it shall be adjusted as follows:

     the Original Dollar Amount of any other Advance which is to be made on or before the relevant Utilisation Date and having a Maturity Date falling after the relevant Utilisation Date shall be deducted;

       the Original Dollar Amount of any Advance which has been made and which will have fallen due for repayment on or before the relevant Utilisation Date shall be added;

     the amount of any reduction or cancellation of the Total Commitments which is then scheduled to occur during the proposed Term of the Advance shall be deducted.

"BANK"

means a bank or financial institution whose name appears in Schedule 1 in its capacity as a participant in the Facility.

"BORROWER"

means the Company or any Additional Borrower.

"BORROWERS' AGENT"

means the agent of the Borrowers, being a wholly owned subsidiary of the Company, appointed under Clause 25.10(b) and any successor appointed thereunder.


"BUSINESS DAY"

means, a day (other than a Saturday or a Sunday) on which banks are open for business in each of:

     London, Chicago and New York City;

         in the case of a determination of LIBOR for an Advance denominated in Sterling and maintained in Euro-Sterling, Paris; and

         (if on that day a payment is to be made in an Optional Currency other than Sterling) the principal financial centre of the country of that Optional Currency.

"BUY-LEASE"

means:

  (a)     any lease of any Equipment; or

  (b) any conditional sale or similar arrangement providing for the sale of any Equipment and for the retention by the vendor of a Security Interest in such Equipment to secure the payment of amounts payable thereunder by the purchaser, but in each case only if a member of the Group is the lessee or purchaser thereunder (or assignee of any thereof).

"CAPITALIZED LEASE"

means, any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

"CAPITALIZED LEASE OBLIGATIONS"

means, as to any person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person, under generally accepted accounting principles and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

"CASH EQUIVALENT INVESTMENT"

means at any time:

  (a) any evidence of indebtedness issued or guaranteed by the Government of the United States of America;

  (b) commercial paper, maturing not more than three months after the date of issue and rated P-2 or better by Moody's Investors Service, Inc. or A-2 or better by Standard & Poor's Corporation, issued by a corporation (excepting the Company or any Affiliate) organised under the laws of any State of the United States of America; and

  (c) any certificate of deposit or acceptance, maturing not more than six months thereafter, issued by a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $500,000,000.

"CD ADVANCE"

means, an Advance denominated in Dollars in respect of which the relevant Borrower has elected interest be calculated by reference to the Adjusted CD Rate.

"CD BID RATE"

means in relation to any CD Advance, the rate for the relevant Rate Fixing Date determined by the Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the secondary market offered rates of the Reference Dealers as of 10.00 a.m., New York City time, on such Rate Fixing Day for negotiable certificates of deposit of major United States money centre banks with a remaining maturity as close as possible to the specified term and in an amount determined by the Facility Agent to be comparable with the amounts in which such certificates of deposit are normally issued by such banks to major institutional investors. As used herein, "THE SPECIFIED TERM" means the Term of the CD Advance in respect of which the CD Bid Rate is to be determined on a particular Rate Fixing Day.

"CD MARGIN"

means 0.525 per cent. per annum.

"CODE"

means, the Internal Revenue Code of the U.S.A. of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. Reference to sections of the Code shall be construed to also refer to any successor sections.

"COMMITMENT"

in  relation  to  a Bank, means the amount in Dollars set opposite its name in
Schedule 1, to the extent not cancelled or reduced under this Agreement (including by virtue of any Bank declining to extend its Commitment pursuant to Clause 2.4 of this Agreement) (together the "TOTAL COMMITMENTS").

"COMMITMENT PERIOD"

means, subject to Clause 2.4, the period commencing on the Signing Date and expiring on the date 364 days thereafter.

"COMPLIANCE CERTIFICATE"

means a compliance certificate, including all Attachments annexed thereto, substantially in the form of Schedule 10 duly executed by the Chief Executive Officer or Chief Financial Officer or Controller of the Company together with such changes therein as the Facility Agent may from time to time reasonably request, provided, however, that such certificate shall demonstrate compliance with the covenants contained in Clause 16.11 of this Facility Agreement.

"CONSOLIDATED NET INCOME"

shall have the meaning given to it in accordance with generally accepted accounting principles.

"CONSOLIDATED TANGIBLE NET WORTH"

means at any time the consolidated capital (including in excess of par value but excluding the effect of deferred translation adjustment) and retained earnings of the Company and its Subsidiaries less all franchises, patents, patent applications, trademarks, goodwill, research and development expense, the after-tax effect of unamortised debt discount and any other unamortised debt expense and other intangibles, calculated in accordance with Attachment 1 to the form of Compliance Certificate set forth in Schedule 10.

"CONTRACT"

means:

(a)     any lease of any Equipment;

(b) any conditional sale or similar arrangement providing for the sale of any Equipment and for the retention by the vendor of a Security Interest in such Equipment to secure the payment of amounts payable thereunder by the purchaser; or

(c) any note (and any related loan or other agreement) evidencing a loan to finance the acquisition (including an acquisition theretofore made) of any Equipment and secured by a Security Interest in such Equipment, but in each case only if a member of the Group is the lessor, vendor or lender thereunder (or assignee of any thereof) and "RELATED CONTRACT" shall, when used with reference to any Equipment, mean the Contract covering or secured by such Equipment.

"CONTRACTING PARTY"

means any of the Financial Institutions and the Borrowers.

"CONTRACT RECEIVABLE"

means all amounts due and to become due from time to time under each Contract from the person who is lessee, purchaser or borrower thereunder to a member of the Group, whether or not subject to any termination or similar option, and including, without limitation, in the case of any lease, all amounts payable as rental or pursuant to any purchase, renewal, termination or other obligation or option of such person, in the case of any conditional sale agreement or similar arrangement, all amounts payable as purchase price (including interest) or pursuant to any other obligation or option of such person, and in the case of any note evidencing a loan, all amounts payable as principal and interest or pursuant to any other obligation or option of such person; and "RELATED CONTRACT RECEIVABLE" shall mean the Contract Receivable with respect to a Contract.

"CUMULATIVE NET LOSSES"

means the aggregate consolidated net losses of the Group as set out in Attachment 7 to the form of Compliance Certificate set forth in Schedule 10.

"DEFAULT"

means any Event of Default and any event or condition which, with the giving of notice to the Company, lapse of time or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

"DOLLARS" or "U.S.$"

means the lawful currency for the time being of the U.S.A.

"EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES"

menas at any time the earnings from continuing operations of the Company and its Subsidiaries before any adjustments for or on account of any income taxes.

"ELIGIBLE CONTRACT"

shall mean any Contract which meets each of the following requirements:

  (a) the lessee, purchaser or borrower thereunder (the "OBLIGOR") is not an affiliate of the Company;

  (b) the Company or a Subsidiary is (i) lawful owner of the Equipment subject to such Contract or (ii) if such Contract is a sublease, the lessee of such Equipment or (iii) the holder of a perfected Security
 Interest in such Equipment; and

  (c) the related Obligor shall not have:

    (i) asserted any then existing offset, counterclaim or other defence with respect to any amount due or to become due under such Contract,

    (ii) failed (which failure is then continuing) to pay in full any amount payable by it, or to perform fully any other obligation to be performed by it, under such Contract within 90 days after such amount is due and payable or such other obligation is to be performed, or

    (iii) become insolvent, or generally failed to pay its debts as they become due, or admitted in writing its inability or refusal to pay its debts as they matured; or consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property; or, in the absence of such application, consent or acquiescence, had a trustee, receiver or other custodian appointed for such Obligor or for a substantial part of its property; or had any bankruptcy, reorganisation, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution liquidation proceeding, instituted by or against such Obligor; or taken any corporate action to authorise any of the foregoing; PROVIDED, HOWEVER, that any Contract which is not eligible solely due to the provisions of this clause (iii) shall become eligible upon affirmation of such Contract by the Obligor (or the trustee for or other successor-in-interest to the Obligor) in an appropriate proceeding.

"EQUIPMENT"

means tangible personal property (whether such tangible personal property is defined as inventory, equipment or farm products under the Illinois Uniform Commercial Code) used in business (i.e., used for any purpose other than personal, family or household purposes); and "RELATED EQUIPMENT" shall, when used with reference to any Contract, mean the Equipment subject to or securing such Contract.

"ERISA"

means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

"ERISA AFFILIATE"

means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

"EVENT OF DEFAULT"

means any of the events specified in Clause 17.1.

"EXPIRY DATE"

means the date on which the Commitment Period expires.

"FACILITY"



(a) when designated "REVOLVING ADVANCE", the committed multicurrency advance facility referred to in Clause 2.1(a);

(b) when designated "SWINGLINE ADVANCE", the committed Dollar swingline advance facility referred to in Clause 2.1(b); and

(c) without any designation, any of the above facilities, as the context requires.

"FACILITY AGENT'S SPOT RATE OF EXCHANGE"

means, on any day, the Facility Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London Foreign Exchange Market with Dollars at or about 11.00 a.m. on that day.


"FACILITY OFFICE"

in relation to a Bank, means:

  (a) the office(s) of the Bank notified to the Facility Agent prior to the Signing Date; or

  (b) in the case of a Bank which becomes a Contracting Party after the Signing, Date, the office(s) of the Bank notified by the Bank to the Facility Agent before or upon becoming a Bank; or

  (c) any other office(s) notified by the Bank to the Facility Agent in accordance with Clause 25.7,

in each case as the office(s) through which the Bank will perform all or any of its obligations under the Finance Documents.

"FDIC ASSESSMENT RATE"

means, at any time, the rate at which premiums for deposit insurance are then charged by the Federal Deposit Insurance Corporation (or any successor) to the relevant Bank for Dollar time deposits after giving effect to any rebates or credits granted to the relevant Bank during the 12 month period immediately preceding the relevant determination date, as reasonably estimated by the relevant Bank and advised to the relevant Borrower through the Facility Agent.

"FEDERAL FUNDS RATE"

means, on any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Swingline Agent on such day on such transactions as are reasonably determined by the Swingline Agent). Each change in the interest rate on a Swingline Advance which results from a change in the Federal Funds Rate shall become effective on the day on which the change in the Federal Funds Rate becomes effective.

"FINAL MATURITY DATE"

means December 29, 1996.

"FINANCE DOCUMENT"

means any of this Agreement and the Substitution Certificates.

"FINANCIAL INSTITUTION"

means the Arranger, an Agent or a Bank.

"FISCAL YEAR"

menas a fiscal year of the Company.

"FIXED CHARGE COVERAGE RATIO"

means the ratio set forth in, and calculated in accordance with, Attachment 2 to the form of Compliance Certificate attached hereto as Schedule 10.

"GLOBAL AGREEMENT"

means the multicurrency credit agreement originally dated as of July 12, 1990 and currently between the Company, Citibank, N.A. as Administrative Agent, NationsBank of North Carolina, N.A. as Bid Agent and various other financial institutions as amended and restated pursuant to a Third Amended and Restated Global Credit Agreement dated as of
December 20, 1994 together with a multicurrency U.S. $150,000,000 credit agreement dated as of December 20, 1994 between the Company, Citibank, N.A. as Administrative Agent, NationsBank of North Carolina, N.A. as Lending Agent and the other financial institutions named therein.

"GROUP"

means the Company and the Subsidiaries for the time being.

"GUARANTEE"

means any person means any agreement or undertaking pursuant to which such person guarantees, assumes or otherwise becomes secondarily, contingently or otherwise liable for any obligation of any other person (other than by virtue of endorsement of instruments in the ordinary course of deposit or collection) and shall include, without limitation, any agreement to supply or advance funds or property to such other person by any means or to acquire indebtedness of such other person.

"INDIVIDUAL MATERIAL AMOUNT"

means, at any time, an amount equal to the higher of (i) two per cent. of the Consolidated Tangible Net Worth of the Company and its Subsidiaries at such time and (ii) U.S. $10,000,000.

"LETTER OF ACCESSION"

means a letter of accession executed or to be executed by an Additional Borrower substantially in the form of Schedule 7 (Part I) and/or by a Borrowers' Agent substantially in the form of Schedule 7 (Part II).

"LIEN"

means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"LIBOR"

means in relation to a LIBOR Advance, the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the respective rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London (or, if the Advance is maintained in Euro-Sterling, Paris) Interbank Market at or about 11.00 a.m. (London or Paris time, as the case may be) on the Rate Fixing Day for the offering of deposits in the currency of the Advance, in an amount comparable to one-third of the amount, and for a period equal to the Term, of the relevant Advance. If any of the Reference Banks is unable or otherwise fails to supply an offered rate by 11.30 a.m. on the Rate Fixing Day, LIBOR shall, subject to Clause 10.1 (a)(i), be determined on the basis of the quotations of the remaining Reference Banks.

"LIBOR ADVANCE"

means an Advance in respect of which the relevant Borrower has requested interest be calculated by reference to LIBOR.

"LIBOR MARGIN"

means 0.40 per cent. per annum.

"LIMITED RECOURSE OBLIGATION"

means any obligation of any member of the Group with respect to which a portion, but not all, of the liability of that member of the Group thereunder constitutes a Non-Recourse Obligation.

"LOCAL ADVANCE"

means an Advance denominated in an Optional Currency in respect of which the relevant Borrower has requested via the Company or the Borrowers' Agent interest be calculated by reference to a basis (other than LIBOR) to be agreed between the Company or the Borrowers' Agent and the Facility Agent.

"MAJORITY BANKS"

means at any time, Banks whose Commitments:

  (a)  then aggregate more than 66 2/3 per cent. of the Total Commitments; or

  (b) if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

"MARGIN STOCK"

has the meaning ascribed to such term in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect.

"MATERIAL SUBSIDIARY"

means any Subsidiary of the Company which has total assets, determined in accordance with generally accepted accounting principles, of at least $20,000,000 at such time of calculation, it being understood that, subject as provided below, once a Subsidiary is a Material Subsidiary it shall remain as such for the purposes of this Agreement notwithstanding any subsequent decrease in its total assets; provided that if a Material Subsidiary ceases to have total assets of at least U.S.$20,000,000 and the board of directors of the Company determines that such Subsidiary is not material to the consolidated financial condition or operations of the Group and has notified the Facility Agent in writing of the same, such Subsidiary shall no longer be a Material Subsidiary (unless such Subsidiary subsequently has total assets of at least $20,000,000).

"MATURITY DATE"

means, in relation to an Advance, the last day of its Term.

"MULTIPLE OPTION FACILITY"

means the Facility Agreement dated June 4, 1991 (as supplemented and amended from time to time) between the Borrower (1), National Westminster Bank PLC as arranger and administrative agent (2), the Co-Agents (as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as the facility agent and tender panel agent (5), National Westminster Bank PLC as swingline agent (6) and Barclays Bank PLC as letter of credit agent (7) in respect of a revolving credit facility of U.S. $300,000,000.

"NET BOOK (OR RESIDUAL) VALUE"

has the meaning provided in Clause 16.11(h) hereof.

"NET CASH PROVIDED BY OPERATING ACTIVITIES RATIO"

means the ratio set forth in, and calculated in accordance with, Attachment 6 to the form of Compliance Certificate attached hereto as Schedule 10.

"NON-RECOURSE OBLIGATION"

means any obligation of any member of the Group incurred to finance any Equipment or the purchase or lease thereof which is secured by a Security Interest in (and only in) such Equipment, any related Contract, the related Contract Receivable, proceeds of insurance covering such Equipment, any insurance policy from insurers which are not affiliated with the Company insuring a portion of the related Contract Receivable, or any combination of the foregoing, but only if:

  (a) such Non-Recourse Obligation is payable solely out of the security therefor;

  (b) no member of the Group in any respect guarantees or otherwise becomes responsible for the performance of any warranty or agreement of the person obligated under any related Contract; and

  (c) no member of the Group has any liability in connection with such Non-Recourse Obligation, except for warranties as to genuineness of signatures, the Company's or the relevant Subsidiary's title to or interest in the related Equipment and similar warranties as not being inconsistant with a Non-Recourse Obligation with respect to such Equipment and the related Contract.

"OPTIONAL CURRENCY"

means, subject to Clause 7.1, any currency (other than Dollars or European currency units) which is freely transferable and convertible into Dollars in the London foreign exchange market.

"ORIGINAL DOLLAR AMOUNT"

means:

  (a) in relation to any Advance denominated in Dollars, its principal amount; or

  (b) in relation to any Advance denominated in an Optional Currency, its principal amount in Dollars if it had been translated into Dollars on the basis of the Facility Agent's Spot Rate of Exchange on the date of receipt by the relevant Agent of the relevant Request.

"PRIME RATE"

means, on any day, the prime commercial lending rate from time to time publicly announced by the Swingline Agent, which rate may not be the lowest rate charged to its borrowers. Each change in the interest rate on a Swingline Advance which results from a change in the Prime Rate shall become effective on the day on which the change in the Prime Rate becomes effective.

"RATE FIXING DAY"

means:

  (a) in relation to any CD Advance or any Advance denominated in Sterling (unless it is maintained in Euro-Sterling), its Utilisation Date; and

  (b) in relation to any other Advance, the second Business Day before its Utilisation Date.

"RECOURSE LIABILITIES RATIO"

means the ratio set forth in, and calculated in accordance with, Attachment 4 to the form of Compliance Certificate attached hereto as Schedule 10.

"REFERENCE BANKS"

means, subject to Clause 25.5, the principal London offices of National Westminster Bank PLC, Barclays Bank PLC and Union Bank of Switzerland or, in the case of a determination of LIBOR in relation to Advance denominated in Sterling and maintained in Euro-Sterling, the principal Paris offices of the above banks.

"REFERENCE DEALERS"

means (a) for the purposes of determining the CD Bid Rate, three leading non-bank dealers in negotiable Dollar certificates of deposit in New York City selected by the Facility Agent, in consultation with the Company, and (b) for the purposes of determining the Federal Funds Rate, three leading brokers of Federal funds transactions in New York City selected by the Facility Agent, in consultation with the Company.

"REMARKETING REVENUES"

shall have the meaning provided in Clause 16.11(h) hereof.

"REQUEST"

     means:

     (a) when designated "REVOLVING ADVANCE", a request, substantially in the form of Schedule 4, made by a Borrower in accordance with Clause 5.1(a), to utilise the Revolving Advance Facility;

     (b) when designated "SWINGLINE ADVANCE", a request substantially in the form of Schedule 5, made by a Borrower in accordance with Clause 5.1(b), to utilise the Swingline Advance Facility; and

     (c) without any designation, any of the above requests, as the context requires.

"REQUESTED AMOUNT"

in relation to a Request, means the amount of the Advance requested in the Request.

"REQUIREMENT(S) OF LAW"

shall mean as to any person, the certificate of incorporation and by-laws or other organisational or governing documents of such person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

"RESERVE REQUIREMENT"

means, for any date, the average rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained on such date under Regulation D by member banks of the Federal Reserve System in New York, New York U.S.A. with deposits exceeding U.S. $1,000,000,000 against non-personal Dollar time deposits in an amount of U.S. $l00,000 or more the tenor of which are comparable to the relevant Term.

"SAME DAY FUNDS"

means Dollar funds settled through the New York Clearing House Interbank Payments System or such other same day funds for payment in Dollars as the Facility Agent may specify to the Company as being customary at the time for the settlement of international transactions in New York City of the type contemplated by this Agreement.

"SECURITY INSTRUMENT"

means any mortgage, deed of trust, security agreement, amendment or supplement thereto, financing statement, continuation statement, chattel mortgage, chattel mortgage note assignment, pledge agreement, or other agreement providing for, evidencing or perfecting any security interest in real or personal property.

"SECURITY INTEREST"

means any Lien, encumbrance or security interest of any kind whatsoever, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

"SIGNING DATE"

means the date of this Agreement.

"SPECIFIED SUBSIDIARY"

means a  Subsidiary  whose  name  and place of incorporation is set out in
Part I of Schedule 2 and which may become an Additional Borrower pursuant to Clause 25.10.

"STERLING"

means the lawful currency for the time being of the United Kingdom.

"SUBORDINATED DEBT"

means any unsecured indebtedness for borrowed money of any member of the Group which is subordinate to the obligations of the Borrowers under the Finance Documents.

"SUBSIDIARY"

means any person of which or in which the Company or any of its Subsidiaries own directly or indirectly 50 per cent. or more of:

  (a)  the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of
						 directors of such person, if it is a corporation;

  (b) the capital interest or profits interest of such person, if it is a partnership, joint venture or similar entity; or

  (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation.

Unless the context otherwise requires, references in this Facility Agreement to "SUBSIDIARY" or "SUBSIDIARIES" shall be deemed to be references to Subsidiary or Subsidiaries of the Company.

"SUBSTITUTION CERTIFICATE"

has the meaning given to it in Clause 25.4.

"TAXES"

includes all present and future income and other taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature, together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "TAXATION" and "TAX" shall be construed accordingly.

"TERM"

in relation to an Advance, means the period for which it is to be borrowed , as selected by the relevant Borrower in the relevant Request.

"TOTAL LIABILITIES TO ADJUSTED NET WORTH RATIO"

means the ratio set forth in, and calculated in accordance with, Attachment 3 to the form of Compliance Certificate attached hereto as Schedule 10.

"UNENCUMBERED CASH FLOW TO CONTRACTUAL PAYMENTS RATIO"

means the ratio set forth in, and calculated in accordance with, Attachment 5 to the form of Compliance Certificate attached hereto as Schedule 10.

"U.S.A."

means the United States of America.

"UTILISATION DATE"

in relation to any Advance, the date for the making of the Advance as specified by the relevant Borrower in the relevant Request.

1.2     CONSTRUCTION
In this Agreement, unless the context otherwise requires:

  (a) a reference to "ASSETS" includes property and rights of every kind, present, future and contingent (including uncalled share capital), and every kind of interest in an asset;

  (b) a reference to "INDEBTEDNESS" means with respect to any person all (i) liabilities or obligations, direct and contingent, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person at the date as of which indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such person; (ii) the shortfall from sublease payables minus sublease receivables listed as item 2(d) of Attachment 3 of Schedule 10 hereto; (iii) discounted lease rentals (non-recourse) as listed in item 2 of Attachment 4 of Schedule 10 hereto; (iv) liabilities or obligations of others for which such person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; and (v) liabilities or obligations secured by liens on any assets of such person, whether or not such liabilities or obligations shall have been assumed by it;

  (c) a reference to an Advance denominated in Sterling being "MAINTAINED IN EURO-STERLING" means an Advance in Sterling by a Bank through a Facility Office situated outside the U.K.;

		(d)  a reference to a "PERSON" means an individual, a company, a corporation, a partnership, a joint venture, a trust or unincorporated organisation
       , joint stock  company  or other similar organisation, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity;

  (e) a reference to the "WINDING UP" of a corporation shall be construed so as to include any equivalent or analogous proceedings under the law of any jurisdiction in which the company is incorporated or any jurisdiction in which the company carries on business;

  (f) a reference to a Contracting Party or a Reference Bank is, where relevant and subject to Clauses 19 and 25, a reference to or to include,\ as appropriate, their respective successors or assigns;

  (g) references to Clauses, Schedules and Attachments are references to, respectively, clauses of and schedules and attachments to this Agreement;

  (h) a reference to another agreement shall be construed as a reference to that other agreement as it may have been, from time to time, amended, varied, supplemented or novated;

		(i)  references to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" are references to generally accepted accounting principles in the U.S.A.;

  (j)  a reference to a time of day is, unless otherwise stated, a reference
							to London time;

  (k)  a period of a month or months is the period commencing on the first day thereof and ending on the numerically corresponding day in the
						 relevant subsequent  month  or, if there is no such day, the last day
 						of the relevant subsequent month; and

  (l) the index to and the headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

2.     FACILITIES
2.1     FACILITIES
         Subject to the terms of this Agreement, the Banks grant the following facilities to the Borrowers:

     (a) REVOLVING ADVANCE FACILITY: a committed short-term multicurrency advance facility whereby the Banks shall, when requested by a Borrower, make Revolving Advances to that Borrower; and

     (b) SWINGLINE ADVANCE FACILITY: a committed Dollar swingline advance facility whereby the Banks shall, when requested by a Borrower, make Swingline Advances to that Borrower.

2.2     FACILITY LIMITS
       The aggregate Original Dollar Amount of all outstanding Advances at any one time shall not exceed the Total Commitments at that time.

2.3     NATURE OF THE BANKS' RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT
  (a) COMMITMENT: No Bank is obliged to make an Advance if it would cause the aggregate of the Original Dollar Amount of any outstanding Advances made by it and its Affiliated Bank(s) to exceed its Commitment.

  (b) OBLIGATIONS SEVERAL: The obligations of each Financial Institution owed under the Finance Documents are several, and failure of a Financial Institution to carry out those obligations shall not relieve any other party of its obligations under the Finance Documents.
         No Financial Institution shall be responsible for the obligations of any other Financial Institution under the Finance Documents.

  (c) RIGHTS SEVERAL: The obligations of each Borrower towards each of the Financial Institutions under the Finance Documents are given to each of them as separate and independent rights, and each Financial Institution may, except as otherwise stated in this Agreement, separately enforce those rights.

2.4     EXTENSION OF COMMITMENT PERIOD
  (a) The Company or the Borrowers' Agent may from time to time notify the Facility Agent (which shall promptly notify the Banks) if it wishes the Commitment Period to be extended. Any such notification to the Facility Agent must be given no later than 60 days prior to the Expiry Date.

  (b) Each Bank will notify the Facility Agent in writing if it wishes its Commitment Period to be extended. Such notification must be given not earlier than 10 Business Days and not later than five Business Days prior to the then latest Expiry Date. If a Bank does so notify, its Expiry Date shall be extended by 364 days with effect from close of business on the earliest date on which agreement to extend the Commitment Period is given by any Bank in accordance with this Clause, regardless of whether or not any other Banks also agree.

2.5     THE BORROWERS
Each of the Borrowers (other than the Company) irrevocably authorises and instructs each of the Company and the Borrowers' Agent to give and receive as agent on its behalf all notices and take such other action as may be necessary or desirable under or in connection with any Finance Document and confirms that it will be bound accordingly. Requests may only be given by the Company or the Borrowers' Agent, and, if the Request is given by the Borrowers' Agent on behalf of a Borrower, all communications by or to that Borrower in respect of the Advance requested in the Request shall be made via the Borrowers' Agent.

3.     PURPOSE OF THE FACILITY
        (a) The proceeds of each Advance shall be applied by each Borrower towards the refinancing of any commercial paper obligations and its general corporate purposes.

  (b) Without prejudice to paragraph (a) above and the remaining provisions of this Agreement, none of the Financial Institutions shall be bound to enquire as to, nor shall any of them be responsible for, the application by the Borrowers of the proceeds of any Advance.

4.     CONDITIONS PRECEDENT
4.1     DOCUMENTARY CONDITIONS PRECEDENT
(a) The obligations of each Agent and each Bank under this Agreement are subject to the condition that the Facility Agent has received all of the following in form and substance satisfactory to it:

  (i) a certificate of the Secretary or an Assistant Secretary of the Company including:

     (A) certified copies of resolutions of the Board of Directors of the Company authorising or ratifying the execution, delivery and performance of the Finance Documents to which it is or will be a party;

    (B) certified copies of all documents evidencing any necessary corporate action, consent, and governmental or regulatory approval (if any) with respect to the Finance Documents to which the Company is or will be a party;

          (C) certification of the names of the officer or officers of the Company authorised to sign the Finance Documents to which it is or will be a party, together with a sample of the true signature of each such officer (it being understood that each Financial
          Institution may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

     (ii) a Certificate of Good Standing for the Company, issued by the Office of the Secretary of State of Delaware and dated within ten days of the Signing Date;

     (iii) certified copies of the Restated Certificate of Incorporation and By-laws of the Company;

     (iv) an opinion of any of the Senior Vice President-Legal, Vice President and General Counsel or Vice President and Associate General Counsel of the Company, addressed to the Financial Institutions, substantially in the form of Schedule 8;

     (v) evidence of the acceptance by the process agent specified in Clause 30 of its appointment under that Clause;

        (vi) a legal opinion from Allen & Overy, English legal advisers to the Arranger and the Facility Agent, addressed to the Financial Institutions, substantially in the form of Schedule 9; and

        (vii)     the conditions precedent to the  Seventh Supplemental
        Agreement to the Multiple Option Facility having been satisfied, save
							 for satisfaction of the condition precedent requiring satisfaction of
							 this paragraph (vii).

  (b)  Each of the documents specified in paragraphs (a)(i) and (ii)
					 (inclusive) above shall be certified by a duly authorised officer of the Company as being correct,  complete and in full force and effect as at a date no earlier than the Signing Date.

  (c) The Facility Agent shall promptly notify the Company and the Banks of receipt of all of the above documents in form and substance satisfactory to the Facility Agent.

4.2     CONDITIONS PRECEDENT TO EACH REQUEST AND EACH ADVANCE
        The obligations of each Agent and each Bank in respect of each Advance are subject to the further conditions precedent that:

        (a) both on the date of the relevant Request and on the relevant Utilisation Date:

             (i) the matters represented by the Borrowers and set out in Clause 15.1 (other than paragraphs (d)(ii) and (j)) are correct on and as at each of those dates as if made on each date;

            (ii)  no Default has occurred and is continuing or would result
																	 from the Advance; and

            (iii)  the Advance would not exceed the Available Facility Amount;

            (iv) the Advance would, when added to the most recently calculated Recalculated Amount (as defined in Clause 7.3), not exceed the Total Commitments.

       (b)  no more than five Advances may be made on the same day.

5.     UTILISATION OF THE FACILITIES
5.1     DELIVERY OF REQUESTS
        Subject to the terms of this Agreement, a Borrower may utilise:

       (a) the Revolving Advance Facility by the Company or the Borrowers' Agent delivering to the Facility Agent, not earlier than the fifteenth Business Day before the proposed Utilisation Date nor later than 4.00 p.m. three Business Days prior to the relevant Utilisation Date, a duly completed Revolving Advance Request; or

       (b) the Swingline Advance Facility by the Company or the Borrowers' Agent delivering to the Swingline Agent, not later than
              11.00 a.m. (New York time) on the relevant Utilisation Date, a duly completed Swingline Advance Request.

5.2     FORM OF REVOLVING ADVANCE REQUESTS
        Each Revolving Advance Request shall specify:

        (a)     the identity of the Borrower;

        (b)     the proposed Utilisation Date, which shall be:

                (i) a Business Day falling one month or more before the then latest Final Maturity Date; and

                (ii)  not within three Business Days before or after the
																					 Utilisation Date specified  in any other Revolving Advance
																					 Request(s), but the Company or the Borrowers'  Agent
 																				 may, subject to the terms of this Agreement, deliver
																					 more than one Revolving Advance Request having the same
																					 Utilisation Date;

							(c)      the currency of denomination of the requested Advances, which shall be Dollars or an Optional Currency; each Revolving
                Advance Request shall request one currency only;

       (d)      the Requested Amount, which shall:

                (i)    (A)     if the Advances are requested to be
                       denominated in Dollars, be a minimum amount, and integral multiples, of U.S.$5,000,000; or

                   (B) if the Advances are requested to be denominated in
                       Sterling, be an integral multiple of 2,500,000; or

                   (C) if the Advances are requested to be denominated in an
                       Optional Currency other than Sterling, be of such minimum amount and integral multiple as may have been agreed between the Company or the Borrowers' Agent and the Facility Agent before the delivery of the Revolving Advance Request;

                   and

          (ii)     not exceed the Available Facility Amount;

    (e)   the Term of the requested Advances, which shall be:

           (i) a period of one, two, three, six or twelve months, in the case of LIBOR Advances and 30, 60, 90, 180 or 360 days, in the case of CD Advances, or such other period as may be agreed between the Company and the Banks, in each case ending on or before the then latest Final Maturity Date; and

           (ii) the same period in respect of all the Advances requested in the Revolving Advance Request;

     (f)   whether the Advances are to be LIBOR Advances or CD Advances; and

     (g) the details of the bank and account to which the proceeds of the Advances are to be made available to the relevant Borrower in accordance with Clause 12.1.

5.3     FORM OF SWINGLINE ADVANCE REQUESTS

        Each Swingline Advance Request shall specify:

        (a)     the identity of the Borrower;

        (b) the proposed Utilisation Date, which shall be a Business Day falling before the then latest Final Maturity Date;

         (c)     the Requested Amount, which shall:

                     (i) be not less than U.S. $10,000,000 and an integral multiple of U.S. $5,000,000; and

                     (ii)     not exceed the Available Facility Amount;

         (d)     the Term of the Requested Advances, which shall be:

                 (i)     a period not exceeding seven Business Days ending on
                  a Business Day on or before the then latest Final Maturity Date; and

                  (ii)     the same period in respect of all the Advances
																		 requested in the Swingline Advance Request; and

			      (e)     the details of the bank and account to which the proceeds of
								 the Advances  are  to be made available to the relevant Borrower in accordance with Clause 11.1

5.4     NOTIFICATION OF BANKS
        (a) The Facility Agent shall, promptly after receipt by it of a duly completed Revolving Advance Request and in any event not later than 5:00 p.m. three Business Days prior to the relevant Utilisation Date, notify each Bank of the details of the requested Revolving Advances and the amount of that Bank's Revolving Advance.

        (b) The Swingline Agent shall, promptly after receipt by it of a Swingline Advance Request and in any event not later than
                12.00 noon (New York time) on the relevant Utilisation Date, notify the Facility Agent and each Bank of the details of the Requested Swingline Advances and shall notify each Bank of the amount of its Swingline Advance.

5.5     AMOUNT OF EACH BANK'S ADVANCE
        (a) Subject to paragraph (b) below and to Clause 11.4(i) the amount of a Bank's Advance shall be the proportion of the Requested Amount which its Commitment bears to the Total Commitments on the relevant Utilisation Date.

        (b) No Bank shall be obliged to make an Advance in the amount calculated in accordance with the ratio referred to in paragraph (a) above if the aggregate of the Original Dollar Amount of:

               (i) any Advance that has been, or is to be, made by it and its Affiliated Bank(s) having a Maturity Date which falls after the relevant Utilisation Date;

               (ii) the Advance proposed to be made by it on the relevant Utilisation Date in accordance with paragraph (a) above; and

               (iii) any other Advance to be made, by it and its Affiliated
                     Bank(s) on the relevant Utilisation Date,

               would be in excess of its Commitment at any time during the Term of the proposed Advance.

      (c)      If the aggregate amount calculated in accordance with paragraph
               (b) above would be so in excess of the Commitment of a Bank (the "AFFECTED BANK"), then:

               (i) the Affected Bank shall be obliged to make an Advance under this Clause 5 only to the extent that its Commitment will not be exceeded; and

               (ii) the amount of each other Bank's Advance shall be
                     re-calculated in accordance with the ratio referred to in paragraph (a) above, except that for the purposes of the re-calculation:

                     (A) the Affected Bank's Commitment shall be deducted from the Total Commitments; and

                     (B) the amount of the Affected Bank's proposed Advance (if any) shall be deducted from the Requested Amount.

This calculation shall be applied to each Bank in turn until the apportionment of the Requested Amount between the Banks is finally determined.

5.6     PAYMENT OF PROCEEDS
        Subject to the terms of this Agreement, each Bank shall on the relevant Utilisation Date, make its Advance available to the Facility Agent, in the case of Revolving Advances, or to the Swingline Agent, in the case of Swingline Advances, for the account of the relevant Borrower in accordance with Clause 11.1 and, in the case of Revolving Advances, subject to Clause
        7.1, in the currency requested by the relevant Borrower.

6.     REDUCTION AND CANCELLATION OF THE TOTAL COMMITMENTS

6.1     AUTOMATIC REDUCTION OF EACH BANK'S COMMITMENT

        The amount of each Bank's Commitment shall (if not already so reduced) be automatically reduced to zero at close of business on the Expiry Date for that Bank.

6.2     VOLUNTARY CANCELLATION
        (a)     (i)     Subject to sub-paragraph (ii) below, the Company may,
                        on giving not less than 30 days' prior written notice to the Facility Agent (which shall promptly give notice thereof to the Banks), cancel the Total Commitments in whole or in part (but, if in part, in a minimum amount, and integral multiples, of $25,000,000).

                (ii) Any cancellation may only take effect in respect of the unutilised portion of the Facility.

      (b) Any cancellation in part under this Clause 6.2 shall be applied against the Commitment of each Bank pro rata.

6.3     IRREVOCABLE

        (a) Any notice by the Company under this Clause 6 of cancellation of the whole or any part of the Total Commitments shall be irrevocable and shall specify the date upon which the cancellation is to become effective and the amount of the Total Commitments to be cancelled.

        (b) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

7.     AVAILABILITY OF OPTIONAL CURRENCIES

7.1     CHANGE OF CURRENCY
        (a) If, before 9.00 a.m. on the Utilisation Date relative to an Advance which it is proposed be denominated in an Optional Currency (other than Sterling which is not maintained in Euro-Sterling), the Facility Agent receives notice from a Bank that:

                 (i) it is impracticable for the Bank to fund its Advance in the proposed Optional Currency in the ordinary course of business in the London or Paris Interbank Market, as the case may be; or

                 (ii) central bank or other governmental authorisation in the country of the proposed Optional Currency is required to permit its use by the Bank (through its relevant Facility Office) for lending under this Agreement and the authorisation has not been obtained (the Bank having used reasonable endeavours to obtain it) or is not in full force and effect; or

                (iii) the use of proposed Optional Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which the Bank is accustomed to act, the Facility Agent shall give notice to the Company or the Borrowers' Agent to that effect before 10.00 a.m. on that day.

       (b) If the Facility Agent delivers a notice under paragraph (a) above:

                (i) the Company or the Borrowers' Agent and the relevant Bank may agree that the Advance shall not be made;

                (ii) in the absence of agreement, the Advance shall be denominated in Sterling (but not maintained in Euro-Sterling) or, if the Borrower so requests, Dollars, during its Term and there shall be substituted in the definition of "LIBOR" contained in Clause 1.1 for the time "11.00 a.m." the time
                       "1.00 p.m." and, if the Advance is to be denominated in Dollars, the "Rate Fixing Day" for the purposes of the definition of LIBOR shall be its Utilisation Date; and

              (ii) in any event, the Company or the Borrowers' Agent, as the case may be, shall indemnify the Bank against any loss and expense which the Bank may have incurred as a consequence of the operation of this Clause 7.1.

7.2     NOTIFICATION

        The Facility Agent shall notify the Company or the Borrowers' Agent and the relevant Banks of the Facility Agent's Spot Rate of Exchange and relevant Original Dollar Amounts promptly upon ascertaining the same.

7.3     RECALCULATION OF ORIGINAL DOLLAR AMOUNTS

        (a) Each Bank may at any time request the Facility Agent to make a notional recalculation of the Original Dollar Amount of all Advances outstanding together with the amount of all Advances in respect of which a Request has been delivered (the "RECALCULATED AMOUNT") on a specified date (the "RECALCULATION DATE") on the basis of the Facility Agent's Spot Rate of Exchange on the Recalculation Date. In the absence of such a request, the Facility Agent shall be under no obligation to make any such recalculation.

       (b) In the event that the Recalculated Amount exceeds 110 per cent. of the Total Commitments:

                (i) no further Advances shall be made and no further Requests delivered until the Facility Agent notifies the Company that such Advance would not cause the Recalculated Amount (as calculated by the Facility Agent at the request of the Company) to exceed the Total Commitments; and

              (ii) the Company shall forthwith, and in any event within three Business Days of notice from the Facility Agent, at the discretion of each individual Bank either (1) subject to Clause 27.2(a)(iii), prepay (or procure prepayment of) sufficient Advances, or parts thereof (in the Optional Currencies in which they are denominated) to cause the Recalculated Amount to be no greater than the Total Commitments, together with all other amounts payable under the Finance Documents in respect of such prepayment and/or (2) pay to the Facility Agent on behalf of the Banks for crediting to a cash collateral account to be established by the Facility Agent an amount in Dollars equal to the excess of the Recalculated Amount over the Total Commitments.

        (c) As security for the payment when due of the obligations referred to above, the Company hereby pledges, charges and assigns and agrees to pledge, charge and assign all of its right, title and interest in the cash collateral account referred to above to the Facility Agent for the benefit of the Banks, to the extent permitted by law and without prejudice to a rights of set-off and agrees on request to enter into such further documentation as the Facility Agent may reasonably require to give effect to or to perfect the security created or agreed to be created by this clause and hereby irrevocably appoints the Facility Agent as its attorney for the purposes of executing any such documentation on its behalf.

8.     INTEREST

8.1     RATE

        (a) The rate of interest applicable to each Revolving Advance (other than a Local Advance) for its Term shall be the rate per annum determined by the Facility Agent to be the aggregate of:

                (i)     (A)     in the case of a LIBOR Advance, the LIBOR
                         Margin and LIBOR relative to that Advance; or

                        (B)     in the case of a CD Advance, the CD Margin
                         and the Adjusted CD Rate relative     to that Advance;
                 and


                 (ii) in the case of an Advance denominated in Sterling unless it is maintained in Euro-Sterling the Additional Cost relative to the Advance.

         (b) The rate of interest applicable to each Swingline Advance for its Term shall be the rate per annum determined by the Swingline Agent to be the Applicable Rate for each day during the period from and including the Utilisation Date of the Swingline Advance until but excluding its Maturity Date.

         (c) The rate of interest applicable to each Local Advance for its Term shall be the rate per annum determined by the Facility Agent by reference to the basis for calculation of interest agreed between the Company or the Borrowers' Agent and each of the Banks for such Local Advance.

8.2     DUE DATES

        Save as otherwise provided in this Agreement, accrued interest in relation to each Advance shall be payable by the relevant Borrower on the Maturity Date of that Advance and also, if the Term of the Advance is longer than six months, on the date six months after the Utilisation Date of the Advance.

8.3     DEFAULT INTEREST

        (a) If a Borrower fails to pay any amount payable by it under this Agreement on the due date, it shall, on demand by the Facility Agent from time to time, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate, subject to paragraph (c) below, determined by the Facility Agent to be two per cent. (2%) per annum above the higher of:

                (i) the rate applicable to the overdue amount under Clause 8.1(a) immediately before the due date (if of principal); and

               (ii)         (A)     if the overdue amount relates to a
                            Swingline Advance, the Applicable Rate; or

                            (B) in all other cases, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a LIBOR Advance in the currency of the overdue amount made under this Agreement for successive Terms of up to three months, as the Facility Agent may determine from time to time (each a "DESIGNATED TERM").

      (b)    The rate of interest shall be determined:

             (i) if calculated by reference to the Applicable Rate, on each day; or

            (ii) if calculated by reference to LIBOR, on each Business Day, the first day of, or two Business Days before the first day of, the relevant Designated
                    Term, as the Facility Agent may reasonably determine from time to time.

     (c) If the Facility Agent (after consultation with the Reference Banks) determines that deposits in the currency of the overdue amount are not or were not, as the case may be, being made available by the Reference Banks to leading banks in the London Interbank Market in the ordinary course of business, the rate shall be determined by reference to the cost of funds to the Reference Banks from such other sources as the Facility Agent (after consultation with the Reference Banks) may from time to time determine.

     (d) Interest shall be compounded monthly (if calculated by reference to the Applicable Rate) or at the end of each Designated Term (if calculated by reference to LIBOR).

8.4     BANK BASIS

        Interest shall accrue from day to day, and be computed on the basis of a year of 360 days or, in the case of interest payable in respect of a Swingline Advance or an amount denominated in Sterling or any other currency for which it is market practice, 365 days, and, in all cases, for the actual number of days elapsed.

8.5     NOTIFICATION

        Each determination of a rate of interest by the Facility Agent under this Agreement shall promptly be notified to the relevant Contracting Parties.

9.     REPAYMENT AND PREPAYMENT OF ADVANCES

9.1    REPAYMENT OF ADVANCES

       Each Borrower shall repay each Advance made to it in full on its Maturity Date to the Facility Agent for the account of the Bank which made the Advance.

9.2     PREPAYMENT OF ADVANCES

        (a) A Borrower may, on giving not less than three Business Days' notice via the Company or the Borrowers' Agent (if the Borrower is not the Company) to the Facility Agent and subject to Clause 27.2(a)(iii), prepay any Advance made to it.

        (b) A Borrower may not prepay any Advance except as expressly provided in this Agreement.

        (c)        Prepayments shall be made together with accrued interest.

10.     MARKET DISRUPTION

        (a)     If, in relation to any proposed Revolving Advance:

                (i) no, or only one, Reference Bank is able to supply a rate for the purposes of determining LIBOR (in the case of a LIBOR Advance) or no, or only one of the Reference Dealers is able to supply a rate for the purposes of determining the Adjusted CD Rate
                      (in the case of a CD Advance) or the Facility Agent otherwise determines (which determination shall be conclusive and binding on all the Contracting Parties) that adequate and fair mean not exist for ascertaining LIBOR or the Adjusted CD Rate, as appropriate, relative to the Revolving Advance; or

               (ii)   the Facility Agent receives notification:

                      (A) from Banks participating in more than 50 per cent. by value of the proposed Revolving Advance that, in their opinion, neither Dollar nor Sterling deposits of equal duration to the Term requested will be available to them in the London or Paris Interbank Market in the ordinary course of business in sufficient amounts to fund their Revolving Advance for that Term; or

                     (B) from Banks participating in more than 50 per cent. by value of the proposed Revolving Advance that, by reason of circumstances affecting the London or Paris Interbank Market, as the case may be, the cost to them of deposits obtained in the London or Paris Interbank Market as the case may be, to funvances would be in excess of the relevant LIBOR, the Facility Agent shall, promptly serve a notice (a "SUSPENSION NOTICE") on the Borrowers and the relevant Banks stating that the relevant event has occurred and that this Clause 10 is in operation.

      (b)  After a Suspension Notice has been served:

           (i) notwithstanding any other provision of this Agreement, the Revolving Advance shall not be made;

           (ii) no further Requests for Revolving Advances in the currency affected by the Suspension Notice may be delivered by the Borrowers until the Facility Agent notifies the Company that the event specified in the Suspension Notice no longer prevails, which the Facility Agent shall do as soon as practicable after so ascertaining;

          (iii) if the Company so requires, within five Business Days of service of a Suspension Notice, the Company and the Facility Agent shall enter into negotiations (which the Facility Agent shall not be obliged to continue for a period of more than 30 days) in good faith with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to any future Revolving Advances; and

          (iv) any substitute basis agreed under sub-paragraph (iii) above shall, with the prior consent of all the Banks, take effect in accordance with its terms and be binding on all the Contracting Parties.

11.     PAYMENTS

11.1     FUNDS AND PLACE

        (a) Except as otherwise provided in this Agreement, all payments to be made by a Borrower or any Bank under this Agreement shall be made to the Facility Agent or the Swingline Agent, as the case may be, as follows:

               (i) if in Dollars (unless payment is in respect of the Swingline Facility), to the account of the Facility Agent at National Westminster Bank PLC, 175
                      Water Street, New York, N.Y. 10038, U.S.A. for value on the due date in Dollars and in either immediately available Federal funds (ABA No. 026002749 for credit to Account No. 00150509) or Same Day Funds (ABA No. 274, CHIPS UID 49291 for credit to Account No. 00150509 CHIPS UID No. 49291) or at such other office or bank in New York City as the Facility Agent shall have previously notified to the Borrower or Bank, as the case may be; or

             (ii) if in Dollars and the payment is in respect of the Swingline Facility, to the account of the Swingline
                      Agent at National Westminster Bank PLC, 175 Water Street, New York, N.Y. 10038, U.S.A. for value on the due date in Dollars and in either immediately available Federal funds (ABA No. 026002749) or Same Day Funds (ABA
                      No. 274, CHIPS UID 49291) or at such office or bank in New York City as the Swingline Agent shall have previously notified to the Borrower or Bank, as the case may be;

             (iii) if in Sterling, not later than 1.00 p.m. on the due date in Sterling and in immediately available funds to National Westminster Bank PLC for the account of the Facility Agent by CHAPS to National Westminster Bank PLC, Treasury Settlements London 70-01-19, Account
                      No. 04607236 or by SWIFT to National Westminster Bank PLC, Treasury Settlements London, SWIFT Code:
                      NWBK GB 2LTSY or in such manner or at such other office or bank in London as the Facility Agent shall have previously notified to the Borrower or Bank, as the case may be; or

            (iv) if in an Optional Currency (other than Sterling), not later than 11.00 a.m. local time in the place for payment (or such other time as may be required by law or practice for the settlement of foreign exchange transactions in the place of payment) on the due date in lawful money of the country of that Optional Currency and in immediately available funds to the account of the Facility Agent at such bank in the principal financial centre of the country of that Optional Currency as the Facility Agent shall have previously notified to the Borrower or Bank, as the case may be.

      (b) Subject to Clause 11.3, each payment received by the Facility Agent or the Swingline Agent, as the case may be, for the account of another person under paragraph
              (a) above shall:

              (i) in the case of a payment received for the account of a Borrower, be made available by the Facility Agent or the Swingline Agent, as the case may be, to the Borrower by application:

                     (A) first, in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied; and

                     (B) secondly, in payment (on the date and in the currency and funds of receipt):

                             (1)   if in Dollars, to the account of the
                                   Borrower with such office or bank in
                                   New York City as it shall have previously notified to the Facility Agent or the Swingline Agent, as the case may be;

                             (2)   if in Sterling, to the account of the
                                   Borrower at such office or bank in
                                   London as it shall have previously
                                   notified to the Facility Agent; and

                             (3)   if in an Optional Currency (other than
                                   Sterling), to the account of the
                                   Borrower with such office or bank in the principal financial centre of the country of that currency as it shall have previously notified to the Facility
                                   Agent;

              and

              (ii) in the case of any other payment, be made available by the Facility Agent or the Swingline Agent, as the case may be, to the person for whose account the payment was received (in the case of a Bank for the account of its Facility Office) on the date and in the currency and funds of receipt:

                       (A) if in Dollars, for the account of such person to such account of the person with such office or bank in New York City as it shall have previously notified to the Facility Agent or the Swingline Agent, as the case may be;

                       (B) if in Sterling, for the account of such person to such account of the person with such office or bank in London as it shall have previously notified to the Facility Agent; and

                      (C)    if in an Optional Currency (other than
                             Sterling), to the account of the person with such office or bank in the principal financial centre of the country of that currency as it shall have previously notified to the Facility Agent.

      (c) Each of the Facility Agent and the Swingline Agent shall promptly distribute payments received for the account of the Banks among the Banks pro rata to their respective entitlements.

11.2     CURRENCY

         (a) Any repayment or prepayment of any Advance shall be made in the currency in which it is denominated on the due date.

         (b) Interest shall be payable in the currency in which the relevant amount in respect of which it is payable is denominated.

         (c) Any other amount payable under this Agreement shall, unless otherwise provided in this Agreement, be payable in Dollars.

11.3     RECOVERY OF PAYMENTS

         Unless the relevant Agent has received notice from a Bank or Borrower not less than two Business Days before the date upon which the Bank or Borrower (the "PARTY LIABLE") is to pay an amount to the Agent for transfer to a Borrower or Bank respectively (the "PAYEE") that the party liable does not intend to make that amount available to the Agent, the Agent may assume that the party liable has paid the amount to it on the due date in accordance with this Agreement. In reliance upon that assumption, the Agent may (but shall not be obliged to) make available to the payee(s) a corresponding sum. If the amount is not in fact made available to the Agent and the party liable does not forthwith on demand pay the amount to the Agent together with interest on the amount until its payment at a rate determined by the Agent to reflect its cost of funds, the payee(s) shall forthwith on demand repay the amount to the Agent together with interest on the amount calculated as above.
          The provisions of this Clause 11.3 are without prejudice to any rights which the Agent and the payee may have against the party liable.

11.4     TAXES

         (a) All payments to be made by a Borrower under the Finance Documents shall be made:

                 (i)     without set-off or counterclaim; and

                 (ii) free and clear of and without deduction for or on account of all Taxes except to the extent that the Borrower is compelled by law to make payment subject to any Taxes.

                 For the purposes of this Clause 11, "RELEVANT TAX" means any Tax imposed in the U.K. or the jurisdiction of incorporation of any Borrower or any other jurisdiction from or through which a payment is made under any Finance Document (or any federation or organisation of which any of those jurisdictions is at the relevant time a member) or any political sub-division or taxing authority of any of the foregoing.

      (b) All Taxes required to be deducted or withheld from any amounts paid or payable under the Finance Documents shall be paid by the Borrower promptly and in any event before penalties attach thereto. If any Relevant Taxes or amounts in respect of Relevant Taxes must be deducted from any amounts payable or paid by a Borrower under the Finance Documents (or payable or paid by an Agent to a Financial Institution under the Finance Documents), the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Financial Institution receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax; provided, however, that no such additional amounts shall be paid for the account of a Financial Institution for or on account of:

                 (i) any Relevant Tax if such Financial Institution ceases to be exempt from deduction or withholding of such Relevant Tax in respect of payments to it hereunder for a reason that is not related to a change in any law, regulation or official interpretation relating to any Relevant Tax and is not related to an amendment, modification or revocation of an applicable double tax treaty or a change in official position regarding the application or interpretation thereof, in each case occurring after the date as to which the representation and warranty made or deemed made by such Financial Institution in accordance with Clause
                         11.4(d) with respect to payments by such Borrower is
                        applicable; or

                  (ii) any Relevant Tax that would not have been imposed but for (x) the representations and warranties made or deemed made by such Financial Institution in accordance with Clause 11.4(d) not being true and accurate in all material respects or (y) the failure of such Financial Institution to comply with the obligations undertaken (or deemed undertaken) by it under Clause 11.4(e).

        (c) Within thirty days of each payment by a Borrower under sub-paragraph (b) above of Tax or in respect of Taxes, it shall deliver to the Facility Agent for the relevant Financial Institution an original receipt, a certified copy thereof, or other appropriate evidence issued by the authority to whom the payment was made that the Tax has been duly remitted to the appropriate authority.

          (d)    (i)     Each Financial Institution represents and warrants
                         to the Company and to each Specified Subsidiary that, at the Signing Date (or in the case of any Assignee or New Bank (each as defined in Clause 25), as of the date of the relevant assignment or transfer becoming effective or, in the case of any change in Facility Office by a Bank, as of the date such change is effective), that as to the Company and the Specified Subsidiaries and currencies specified in the letter from the relevant Financial Institution to the Company in the form set out in Schedule 11, dated the Signing Date
                         (or such effective date, as the case may be, which letter the relevant Assignee or New Bank, agrees to deliver to the Company on the effective date) such Financial Institution is entitled to receive all payments made by the Company or such Specified
                         Subsidiary without deduction or withholding for or on account of any Relevant Taxes. If any representation made under this subclause (d) was untrue when made or deemed made, the consequences for the relevant Financial Institution hereunder shall be only as set out in sub-clauses 11.4(b) and 11.4(f).

                (ii) Within 21 days after any Proposed Borrower that is not a Specified Subsidiary becoming an Additional Borrower under Clause 25.10 below, each Financial Institution undertakes to deliver a letter to the Company stating whether such Financial Institution is entitled to receive payments made by such Additional Borrower without deduction or withholding for or on account of any Relevant Tax. By delivery of such letter, such Financial Institution will be deemed to make the representation and warranty contained in sub-paragraph (d)(i) above to the extent that such letter indicates that such Financial Institution is entitled to recover payments made by such Additional Borrower without deduction or withholding for and on account of any Relevant Tax, but with reference to the date of such letter.

        (e)      (i)     Each Financial Institution that is not a corporation
                         or other entity created or organised under the laws of the U.S.A. (a "NON-UNITED STATES PERSON") agrees to execute and deliver to the Company (for the attention of the Director of Taxes), (s) within 30 days of the signing of this Agreement (or, in the case of any Assignee or New Bank, within 30 days of the date the relevant assignment or transfer becomes effective or, in the case of any change in Facility Office by a Bank, within 30 days of the date such change is effective) but in no event later than the date of the first payment to such Financial
                         Institution and (t) before the first scheduled payment date by the Company in each taxable year of such Financial Institution, either one Internal
                         Revenue Service Form 1001 or two Internal
                         Revenue Service Forms 4224 or such other forms at the time fulfil the same purpose, in each case, together with such other related forms as the Company may reasonably request, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United
                         States federal Taxes.

                 (ii) Each Financial Institution agrees to execute and deliver to the Company and each Additional Borrower, when required by law or when otherwise reasonably requested by the Company or such Additional Borrower, such forms as are required, or that the Company or such Additional Borrower may reasonably request, to establish that such Financial Institution is entitled to complete or partial, as the case may be, exemption from deduction or withholding for or on account of any Relevant Taxes with respect to all payments to be made by such Additional Borrower under the Finance Documents.

                 (iii) Each Financial Institution agrees that, to the extent any form claiming or otherwise establishing complete or partial exemption from withholding and deduction of Relevant Taxes delivered under this Agreement is incomplete or incorrect in any material respect when delivered or thereafter, such Financial Institution shall execute and deliver complete and correct replacement forms.


          (f) In the event that (x) any Borrower makes payments to any Financial Institution without any deduction or withholding on account of any Taxes, (y) it is later determined that such Borrower is liable for such deduction or withholding, and (z) such Financial Institution would not, at the time of such payments, have been entitled to an additional amount in respect of such deduction or withholding under Clause 11.4(b) had the deduction or withholding been made, then such Financial Institution shall indemnify such
                Borrower (on an after-tax basis) for any amounts that such Borrower remits to the governmental or other authority as a result of such determination.

        (g) If any Borrower pays any additional amount or indemnity under paragraph (b) above (a "TAX PAYMENT") and any Bank effectively obtains a refund of Tax, or credit against Tax, by reason of that Tax Payment (a "TAX CREDIT"), and the Bank is able to identify the Tax Credit as being attributable to the Tax Payment, then the Bank shall reimburse to the Borrower such amount as the Bank shall, in its absolute discretion, determine to be the proportion of the Tax Credit as will leave the Bank
                (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. The Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. None of the Banks shall be obliged to disclose any information regarding its tax affairs or computations to any Borrower.

       (h)      (i)     Subject to sub-paragraph (ii) below, if Relevant
                        Taxes must be withheld or deducted from any amounts payable or paid by a Borrower to a Bank under the Finance Documents such Borrower may by giving not less than ten Business Days' notice to the Bank (through the Facility Agent):

                        (A) prepay in full any Advance made to it by the Bank together with all other amounts payable to the Bank under the Finance Documents; and

                        (B)   cancel that Bank's Commitment;

               (ii) any notice by a Borrower shall be irrevocable and may only be given under sub-paragraph (i) above whilst the duty to withhold or deduct continues; such Bank's Commitment shall be cancelled on the giving of the notice.

         (i) Notwithstanding any provision herein to the contrary but except as provided below, no Bank shall be obliged to make an Advance in any currency to any Specified Subsidiary other than in those currencies and to those Specified Subsidiaries set forth in the letter delivered by such Bank pursuant to Clause 11.4(d)(i) above. If such an Advance is requested, then for the purposes of determining the amount of each other Bank's Advance under Clause 5.5, that Bank's Commitment shall be deducted from the Total Commitments.

11.5     NON-BUSINESS DAYS

         Whenever any payment under the Finance Documents becomes due on a day which is not a Business Day, then the due date shall instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date for payment of any principal under this Agreement interest shall be payable on the principal at the rate payable on the original due date.

11.6     CERTIFICATIONS

         Any certification or determination of a rate or amount made by a Financial Institution shall be prima facie evidence of the matters certified or determined.

11.7     APPROPRIATIONS

         In the case of a partial payment, the relevant Agent may appropriate the payment towards the obligations of the Borrowers under the Finance Documents in the following order:

         (a) FIRST, in or towards payment pro rata of any costs and expenses of the Financial Institutions due but unpaid under the Finance Documents;

         (b) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under the Finance Documents;

         (c) THIRDLY, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

         (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         Any appropriation as above shall override any appropriation made by a Borrower.

11.8     MITIGATION

         If, in respect of any Bank, circumstances arise which would, or would on the giving of notice, result in:

         (a) any additional amounts becoming payable under Clause 11.4(b) (Taxes); or

         (b)   any amount becoming payable under Clause 12 (Increased Costs); or

         (c)   any prepayment or cancellation under Clause 13 (Illegality),

         then, without limiting the obligations of the Borrowers under this Agreement and without prejudice to the terms of Clauses 11.4, 12 and 13, the Bank shall, in consultation with the Facility Agent and the Company, take such reasonable steps as may be open to it (including, without limitation, changing a Facility Office) to mitigate or remove such circumstance, including (without limitation) the transfer of its rights and obligations under this Agreement another bank or financial institution acceptable to the Company, unless to do so might (in the opinion of the Bank) in any way be prejudicial to it or would otherwise be contrary to its banking policy.

12.     INCREASED COSTS

12.1     INCREASED COSTS

         Subject to Clause 12.2, if the result of:

         (a) the introduction of or any change in any law, regulation, treaty or official directive or request from any governmental or regulatory authority (whether or not having the force of law but if not having the force of law, being of a type with which the Bank is accustomed to comply) or any change in the interpretation or application thereof; and/or

        (b)   compliance (without adopting materially less prudent policies or standards  than those previously adopted by it) by any
													 Financial Institution  with any of the matters mentioned in
													 paragraph (a) above,

       including in  each  case,  without  limitation, those relating to
						 Taxation, any reserve, special  deposit, cash ratio, liquidity or
						 capital adequacy requirement or any	other form of banking or monetary
						 controls, is that:

													(i)     a Financial Institution incurs an additional cost as a
                     result of having entered  into,  or performing,
                     maintaining or funding its obligations under,
                     any Finance Document; or

													(ii)    a Bank incurs an additional cost in making, funding or
																				 maintaining all or any advances comprised in a class of
																				 advances formed by or including the
																				 Advances made or to be made by it under this Agreement; or

             (iii)   any amount payable to a Financial Institution or the
																				 effective return to a Financial Institution under this
																				 Agreement or on its capital is reduced; or

             (iv)    a Financial Institution makes any payment or foregoes
																				 any interest or other return on or calculated by
																				 reference to any amount received or receivable by it
																				 from any Borrower or the Facility Agent under any
																					Finance Document,

       then and in each such case:

                    (A) the Financial Institution shall notify the Company through the Facility Agent of the relevant event promptly upon becoming aware of the event and of the amount of any claim under this Clause 12.1 promptly upon ascertaining that amount;

                   	(B)   promptly following any demand from time to time by
                         	the Financial Institution through the Facility Agent, the Company shall pay to the Facility
                         	Agent for the account of the Financial Institution such amount as the Financial Institution shall certify will compensate the Financial Institution for the additional cost (or, in the case of paragraph (ii) above, the proportion of the additional cost as is attributable to its making, funding or maintaining Advance(s)), reduction, payment or forgone interest or other
                          return attributable to the period commencing not earlier than the day falling three months before the date of notification of the relevant event under paragraph (A) above.

                    (C)      (a)  subject to sub-paragraph (b) below, each
                                  Borrower may via the Company or the
                                  Borrowers' Agent (if the Borrower is not the Company) by giving not less than ten Business Days' notice to the Bank (through the Facility Agent):

                                  (i)  prepay in full any Advance made to it
                                       by the Bank together with all other
                                       amounts payable to the Bank under the
                                       Finance Documents; and

                                  (ii) cancel that Bank's Commitment; and

                           (b)   any notice by a Borrower shall be irrevocable
                                 and may only be given under sub-paragraph
																														   (a) above whilst the circumstances giving
																																 rise to the notification under paragraph (A)
																																 above continue; such Bank's Commitment shall
																																 be cancelled on the giving of the notice.

12.2     EXCEPTIONS

         Clause 12.1 shall not apply to or in respect of:

        (a)    any amount covered by the Additional Cost;

        (b) any change in the rate of Taxation on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office for the time being is situate; and

        (c)    any circumstances referred to in Clause 11.4 (Taxes).

13.     ILLEGALITY

        If the introduction of or any change in any law, regulation, treaty or official directive (whether or not having the force of law but, if not having the force of law, being of a type with which the Bank is accustomed to comply) shall make it unlawful or contrary to an official directive ("SUPERVENING ILLEGALITY") in any jurisdiction for any Bank to make available or fund or maintain any Advance or to give effect to its obligations as contemplated by this Agreement, the Bank may give notice thereof to the Company through the Facility Agent, whereupon:

        (a) each Borrower shall, within the time allowed by the relevant law, regulation, treaty or official directive, prepay the Bank's Advances to it together with all other amounts payable to the Bank under the Finance Documents; and

        (b)   such Bank's Commitment shall forthwith be cancelled,

        to the extent required to remove the Supervening Illegality.

14.     GUARANTEE

14.1     GUARANTEE

         The Company irrevocably and unconditionally:

									(a)   guarantees to the Financial Institutions, as principal obligor and not merely as surety, prompt performance by the Borrowers of all their obligations  under this Agreement and the
               payment of all sums payable now or in the future to the
               Financial Institutions by the Borrowers under this
               Agreement when and as they become due; and

         (b) undertakes with the Financial Institutions that if and whenever a Borrower is in default in the payment of any amount under this Agreement the Company shall forthwith pay the amount as if the Company instead of the Borrower were expressed to be the principal obligor, together with interest on the amount at the rate per annum from time to time payable by the Borrowers on the amount from the date when it becomes payable by the Company until payment of it in full.

14.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and shall extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents.

14.3     REINSTATEMENT

         Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Company under this guarantee shall continue as if the discharge or arrangement, as the case may be, had not occurred. Each of the Financial Institutions is entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

14.4     WAIVER OF DEFENCES

         The obligations of the Company under this Clause 14 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate it from its obligations under this Clause 14 in whole or in part, including without limitation and whether or not known to it or any Financial
         Institution:

         (a) any time or waiver granted to or composition with any Borrower or any other person;

         (b) the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against any Borrower or any other person;

         (c) any legal limitation, disability, incapacity or other circumstances relating to any Borrower or any other person;

         (d) any variation of a Finance Document or any other document or security so that references to the Finance Document in this Clause 14 shall include each variation (including without limitation any substitute basis agreed under Clause 10); or

         (e) any unenforceability, invalidity or frustration of any obligations of any Borrower or any other person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 14 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, invalidity or frustration.

14.5     IMMEDIATE RECOURSE

         The Company waives any right it may have of first requiring any of the Financial Institutions to proceed against or enforce any other rights or security or claim payment from any other person before claiming from the Company under this Clause 14.

14.6     PRESERVATION OF RIGHTS

         Until all amounts which may be or become payable by the Borrowers under or in connection with this Agreement have been irrevocably paid and full, each Financial Institution may:

         (a) refrain from applying or enforcing, as appropriate, any other moneys, security or rights held or received by that Financial Institution in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower shall be entitled to the benefit of the same; and

         (b) hold in a suspense account any moneys received from the Company or on account of the Company's liability under this Clause 14.

14.7     NON-COMPETITION

         (a) Until all amounts which may be or become payable by the Borrowers under this Agreement have been irrevocably paid in full, the Company shall not, after a claim has been made under this Clause 14:

                 (i) be subrogated to any rights, security or moneys held, received or receivable by any Financial Institution or be entitled to any right of contribution in respect of any payment made or moneys received on account of the Company's liability under this Clause 14;

                 (ii) be entitled and claim to rank as a creditor against the estate or in the bankruptcy or liquidation of any other Borrower in competition with any Financial Institution; or

                 (iii) receive, claim or have the benefit of any payment,
                       distribution or security from or on account of any other Borrower, or exercise any right of set-off as against any other Borrower.

         (b) The Company shall forthwith pay to the Facility Agent for the account of the Financial Institutions an amount equal to any set-off (as referred to in (iii) above) in fact exercised by it and shall hold in trust for and forthwith pay or transfer, as the case may be, to the Facility Agent for the Financial Institutions any payment or distribution or benefit of security in fact received by it.

14.8     OTHER DOCUMENTS

         This guarantee shall be in addition to and shall not in any way be prejudiced by any other guarantee or any security now or hereafter held by any Financial Institution in respect of the obligations of the Borrowers under this Agreement.

14.9     CERTIFICATE

         A certificate of the Facility Agent as to any amount owing from the Borrowers under this Agreement shall be prima facie evidence of that amount.

15.     REPRESENTATIONS AND WARRANTIES

15.1     REPRESENTATIONS AND WARRANTIES

         Each Borrower (in respect of itself and its Subsidiaries only) represents and warrants to each of the Financial Institutions that:

        (a)     ORGANISATION, ETC.

               (i) Each member of the Group is a corporation validly organised and existing and in good standing under the laws of the State or jurisdiction of its incorporation is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and has full power and authority to own its property and conduct its business substantially as presently conducted and as presently proposed to be conducted by it;

              (ii) Each Borrower has full power and authority to enter into and to perform its obligations under the Finance Documents; and

              (iii) It is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Group, and could not materially adversely affect the ability of each Borrower to perform its obligations under any Finance Document.

       (b)   DUE AUTHORISATION

             The execution and delivery by each Borrower of the Finance Documents executed or to be executed by it, the performance by each Borrower of its obligations under the Finance Documents and the transactions contemplated by the Finance Documents:

             (i)   have been duly authorised by all necessary corporate action;

             (ii) do not and will not require any approval or consent of any governmental agency or authority;

             (iii) do not and will not conflict with, result in any violation of, or constitute a default under any provision of the constitutive documents of any Borrower or any agreement, instrument or document binding upon or applicable to it, or any present law or governmental regulation or court or administrative decree or order applicable to it;

             (iv) will not result in or require the creation or imposition of any Security Interest on any property of any member of the Group pursuant to the provisions of any agreement, indenture or other instrument or document binding upon or applicable to any member of the Group.

       (c)   VALIDITY OF THE FINANCE DOCUMENTS

             Each Finance Document executed by a Borrower will on the due execution and delivery thereof be the legal, valid and binding obligation of that Borrower enforceable against the Borrower in accordance with its terms, subject only to bankruptcy, insolvency, reorganisation, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

       (d)   FINANCIAL INFORMATION

             (i) All balance sheets, statements of income and shareholders' equity, changes in financial position and other financial information which have been or will be furnished by a Borrower to any Financial Institution for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the consolidated or consolidating, as appropriate, financial condition of the Group or financial condition of the Borrower, as the case may be, as at the dates thereof and the results of their operations for the periods then ended, including, without limitation:

                   (A) the consolidated balance sheet at September 30, 1994 and consolidated statements of income, shareholders' equity, and cash flows for the Fiscal
                        Year then ended, of the Group, certified by KPMG Peat, Marwick; and

                   (B) the consolidating balance sheet at September 30, 1994 and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, of the Group, certified by the Executive Vice President and Chief Financial Officer of the Company.

           (ii) Since September 30, 1994 there has been no material adverse change in the consolidated financial condition of the Group from that reflected in the consolidated balance sheet referred to in sub-paragraph
                   (i) above.

       (e)     ABSENCE OF DEFAULT

               No member of the Group is in default, subject to any applicable grace period, in the payment of any indebtedness representing any borrowing or financing or any other material obligation (except for defaults in payments of Non-Recourse Obligations) or under any law or governmental regulation or court or administrative decree or order materially affecting its property or business, or aware of any facts or circumstances which would give rise to any such default.

       (f)     LITIGATION, ETC.

               No litigation or arbitration involving individually more than the Individual Material Amount or in aggregate, more than the Aggregate Material Amount or governmental investigation (except audits by the Internal Revenue Service not involving a Special Agent) or proceeding against any member of the Group or to which any of the properties of any thereof is subject is pending or, to the knowledge of the Borrower, threatened which, if adversely determined, might materially adversely affect the consolidated financial condition or operations of the Group or impair the ability of any Borrower to perform any of its obligations under any Finance Document.

       (g)     REGULATION U

               (i) No Borrower is engaged principally, or as one of its material activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock;

               (ii) less than 25 per cent. of the assets of the Company and of the Company and its Subsidiaries taken as a whole consists of Margin Stock; and

               (iii) no amount raised under the Finance Documents will be used for the purpose of, or be made available by any Borrower in any manner to any other person to enable or assist such person in, purchasing or carrying Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve
                     System or any regulations substituted therefor, as from time to time in effect.

       (h)     NO BURDENSOME AGREEMENT

               No member of the Group is a party to any agreement or other instrument or document, or subject to any charter or other corporate restriction, materially adversely affecting its business, properties, assets, operations or condition (financial or otherwise).

       (I)     TAXES

               Each member of the Group has filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing.

       (j)     SUBSIDIARIES

               Company has no Subsidiaries except those listed in Schedule 2.

       (k)     ERISA

               Neither the Company nor any Subsidiary has a pension benefit plan subject to Title IV of ERISA. No unpaid or contingent liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred, directly or indirectly, by the Company or a Subsidiary (other than for payment of PBGC premiums in the ordinary course). No event has occurred and there exists no condition or set of circumstances which presents a material risk of the risk of the termination or partial termination of any plan which could result, directly or indirectly, in a liability on the part of the Company or a Subsidiary to the PBGC.

15.2     REPETITION

         The representations and warranties set out in Clause 15.1 shall:

         (a)     be made on the Signing Date;

         (b) survive the execution of this Agreement and the making of each Advance; and

         (c)    (with the exception of paragraph (j) and sub-paragraph (d)
                (ii)) be deemed to be repeated on the date of delivery of each Request and on each Utilisation Date, with reference to the facts and circumstances then subsisting, as if made at such time.

16.     COVENANTS

        The covenants in this Clause 16 shall remain in force from the Signing Date for so long as the Commitment is in force or any amount is outstanding under the Finance Documents.

16.1     FINANCIAL INFORMATION, ETC.

         The Company will furnish, or will cause to be furnished, to each
								 Bank (through the  Facility Agent) copies of the following financial
         statements, reports and	information:

         (a) together with the financial statements delivered pursuant to Clauses 16.l(b) and (c) hereof, a Compliance Certificate;

         (b) within 45 days after the close of each of the first three quarters of each Fiscal Year, consolidated and consolidating balance sheets of the Group and balance sheets of any Additional Borrower at the close of such quarter, and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows of the Group and statements of earnings, stockholders' equity and cash flows of any Additional Borrower for the period commencing at the end of the previous Fiscal Year and ending with the close of such quarter, certified by the Vice President and Controller or Executive Vice President and Chief Financial Officer of the Company;

       (c)     within 90 days after the close of each Fiscal Year:

               (i) consolidated balance sheets at the close of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and cash flows for such Fiscal Year, of the Group, certified without qualification by KPMG Peat Marwick or other independent public accountants of recognised standing selected by the Company and acceptable to the Majority Banks;

                (ii) a written statement by such accountants setting forth in reasonable detail a calculation of the financial covenants set forth in Clause 16.11 at the close of such Fiscal Year and further to the effect that they have examined the provisions of this Agreement and at the date of such statement are not aware of any default in the performance by any member of the Group of any obligation to be performed by it under any Finance Document, except such, if any, as may be disclosed in such statement; and

                (iii) a consolidating balance sheet at the close of such Fiscal Year, and the related consolidating statements of earnings, stockholders' equity and cash flows of the Group and balance sheet and statements of earnings, stockholders' equity and cash flows of any Additional Borrower for such Fiscal Year, certified by the Vice President and Controller or Executive Vice President and Chief Financial Officer of the Company;

       (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent public accountants in connection with each annual or interim audit made by such accountants of the books of any member of the Group;

       (e) promptly upon the mailing thereof to stockholders of the Company generally, any annual report, proxy statement or other communication;

       (f) promptly upon any filing thereof by the Company with the Securities and Exchange Commission, any annual, periodic or special report or registration statement (exclusive of exhibits thereto) generally available to the public;

       (g) promptly from time to time a written report, (which may be contained in the Company's form l0Q or l0K as filed from time to time with the Securities and Exchange Commission) of any changes in the list of the Subsidiaries from that which appears in Part II of Schedule 2; and

       (h) promptly from time to time such other information with respect to the financial condition and operations of the Group as any Bank may, through the Facility Agent, from time to time reasonably request.

16.2     MAINTENANCE OF CORPORATE EXISTENCE

         Except as permitted by Clause 16.16, the Company will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

16.3     FOREIGN QUALIFICATION

         Each Borrower will, and the Company will cause each Material Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in:

         (a) each jurisdiction where the failure to be so qualified might materially adversely affect the consolidated financial condition or operations of the Group; and

        (b) each other jurisdiction in which such entity has Equipment subject to Contracts under which the aggregate Contract Receivables exceed $500,000 (excluding, however, in any jurisdiction where the failure to be so qualified may be fully cured by subsequent qualification, any Contract Receivables securing Non-Recourse Obligations).

16.4     PAYMENT OF TAXES, ETC.

         Each Borrower will, and the Company shall cause each Subsidiary to, pay and discharge, as the same may become due and payable, all taxes, assessments and other governmental charges or levies on it or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties, provided, however, that the foregoing shall not require any member of the Group to pay any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside and maintain, in accordance with generally accepted accounting principles, adequate reserves with respect thereto.

16.5     INSURANCE

         Each Borrower will, and the Company will cause each other member of the Group to, maintain insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are customary for corporations engaged in the same or a similar business and owning and operating similar properties.

16.6     NOTICE OF DEFAULT OR LITIGATION

         The Company will immediately give notice to the Facility Agent of:

         (a)     the occurrence of any Default;

         (b) any litigation or arbitration involving individually more than the Individual Material Amount or, in the aggregate, more than the Aggregate Material Amount or any governmental investigation (except audits by the Internal Revenue Service unless a special agent is involved in such audit) or proceeding previously not disclosed by the Company to the Banks which has been instituted or, to the knowledge of any Borrower, is threatened against any member of the Group or to which any of the properties of any thereof is or may become subject which, if adversely determined, might materially adversely affect the consolidated financial condition or operations of the Group or impair the ability of any Borrower to perform its obligations under any Finance Document; and

       (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Banks.

16.7     CONDUCT OF BUSINESS

         Each Borrower will, and the Company will cause each Material So or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the proper conduct of its business in substantially the same manner and in substantially the same fields as such business is now carried on or conducted, provided that the Company agrees that it shall not engage in risk arbitrage activities as conducted by it prior to November l987.

16.8     PERFORMANCE OF OBLIGATIONS

         Each Borrower will perform promptly and faithfully all of its obligations under the Finance Documents.

16.9     BOOKS AND RECORDS

         Each Borrower will, and the Company will cause each other member of the Group to, keep books and records reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and permit any Bank or any of its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorises such independent accountants to discuss its financial matters with the Facility Agent or any Bank or its representatives) and examine any of its books and other corporate records.

16.10     SECURITY INTERESTS

          No Borrower will, and the Company will not permit any Subsidiary to, create, incur, assume or suffer to exist any Security Interest upon any of its property or assets, whether now owned or hereafter acquired, except:

          (a) Security Interests securing Non-Recourse Obligations of any member of the Group incurred in connection with leasing transactions in the ordinary course of business of that member of the Group;

          (b) Security Interests incurred in connection with the acquisition of any Equipment and attaching only to the Equipment and any related Contract being acquired so long as the indebtedness secured thereby does not exceed the fair market value of such Equipment and any related Contract at the time of acquisition thereof;

       (c) Security Interests securing indebtedness of a Subsidiary to another member of the Group;

       (d) liens for taxes, assessments or other governmental charges or levies, and liens securing claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided in each case that:

              (i)   payment thereof is not at the time required by Clause
                    16.4; and

             (ii) if required by generally accepted accounting principles, the applicable member of the Group shall have set aside and maintained adequate reserves with respect thereto;

       (e) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

       (f) judgement liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

       (g) rights of lessees, sublessees, conditional sale purchasers and borrowers under Contracts;

       (h) mortgages, conditional sale contracts, Security Interests or other arrangements for the retention of title (including capitalised leases) created or incurred for the financing or purchase of real property of any member of the Group and attaching only to the property being acquired or financed, so long as the indebtedness secured thereby:

             (i) was not in existence prior to the creation of such Security Interest; and

             (ii) did (or, in the case of property acquired or financed after the date hereof, does) not exceed the fair market value of such property at the time of creation of such Security Interest; and

       (i) Security Interests (other than the Security Interests permitted by paragraphs (a) through (h) above) securing:

            (i) indebtedness for borrowed money of, or guaranteed by, any member of the Group; or

            (ii)  obligations of any member of the Group arising under
																	 Buy-Leases;

      						provided	that the sum of:

                  (I) all such indebtedness for borrowed money (excluding the non-recourse portion of any Limited Recourse Obligations); and

                  (II) the excess of (A) the present value (discounted at the reference rate most recently announced by the Swingline Agent) of all obligations of the Group under Buy-Leases over (B) the present value (discounted at the reference rate most recently announced by the Swingline Agent) of all Contract Receivables arising under Eligible Contracts which are related to the same Equipment as such Buy-Leases

         Shall not at any time exceed 20% of Consolidated Tangible Net Worth;
         and

       (j) Security Interests in favour of the Banks in respect of the Cash Collateral Account (as defined in the Multiple Option Facility) , the corresponding account under the Global Agreement and any cash collateral account established pursuant to Clause 7.3.

16.11     FINANCIAL CONDITION

          The Company will not permit:

          (a) Consolidated Tangible Net Worth as of the end of any quarter of any Fiscal Year to be less than the sum of:

                (i)     U.S.$587,000,000; and

                (ii) 50 per cent. of the Consolidated Net Income of the Group for the period from September 30, l994 to and including the last day of such quarter (without any adjustment to the requirements set forth in this covenant losses in any Fiscal Year or, if applicable, in the portion of the current Fiscal Year then ended)

         (b) the Fixed Charge Coverage Ratio as of the end of any quarter of a Fiscal Year on a rolling four quarter basis to fall below 1.15 to 1.00; or

         (c) the Total Liabilities to Adjusted Net Worth Ratio as of the end of any quarter of any Fiscal Year to exceed 6.5 to 1;

         (d) the Recourse Liabilities Ratio as of the end of any quarter of any Fiscal Year to exceed 4.50 to 1;

         (e) the Unencumbered Cash Flow to Contractual Payments Ratio as of the end of any quarter of each Fiscal Year, to be less than 1.00 to 1.00;

         (f) Cumulative Net Losses (arising in computing Consolidated Net Income) in any four consecutive quarters of any Fiscal Year
                 (s) to exceed U.S. $l0,000,000;

         (g) the Net Cash Provided by Operating Activities Ratio as of the end of any quarter of any Fiscal Year on a rolling four quarter basis to be less than 0.25:1;

         (h) the ratio of Remarketing Revenues to Net Book (or Residual) Value set out in Attachment 8 to the form of Compliance Certificate set out in Schedule 10 (both terms to be calculated in a manner consistent with the computation thereof as set forth in the Company's financial statements referred to in Clause 15.1(d)(i)) as of the end of each Fiscal Year, to be less than l.25:1.

16.12     GUARANTEES

          No Borrower will, and the Company will not permit any other member of the Group to, become or be liable in respect of any Guarantee except for:

          (a) Guarantees by the Company of lease and other obligations relating to contract performance of its Subsidiaries in the ordinary course of business;

          (b) Guarantees by the Company of obligations of its Subsidiaries in respect of indebtedness;

          (c) the Guarantee by the Company of the obligations of its Subsidiaries under the Global Agreement; and

          (d) the Guarantee by the Company of the Additional Borrowers (as defined in the Multiple Option Facility) pursuant to the Multiple Option Facility.

16.13     DIVIDENDS, STOCK PURCHASES

          The Company will not:

          (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

          (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

         (c) make any other payment or distribution, either directly or indirectly or through any ubsidiary, in respect of its capital stock,

         at any time when a Default has occurred and is continuing or would result therefrom.

16.14     SALE AND LEASEBACKS

          No Borrower will, and the Company will not permit any Subsidiary to, enter into any arrangement whereby any member of the Group shall sell or transfer any property owned by any member of the Group to any person other than another member of the Group and thereupon the member of the Group shall lease or intend to lease, as lessee, the same property (any such transaction being referred to as a "SALE AND LEASEBACK") except:

          (a)   Sale and Leasebacks of any disaster recovery site; and

          (b) Sale and Leasebacks in the ordinary course of business of Equipment included in the Company's leasing portfolio for the purpose of recapturing the Company's equity investment in such Equipment.

16.15     TAKE OR PAY CONTRACTS

          No Borrower will, and the Company will not permit any other member of the Group to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement requires that payment be made by the member of the Group regardless of whether or not such materials, supplies, other property or services are delivered or furnished to the member of the Group.

16.16     CONSOLIDATION, MERGER, ETC.

          No Borrower will, and the Company will not permit any of its Material Subsidiaries to, consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any person or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to any person, except:

          (a) the merger, consolidation or liquidation of any Material Subsidiary into or with any other member of the Group;

          (b) the merger, consolidation or liquidation into the Company or any Material Subsidiary, or the acquisition by the Company or any Material Subsidiary of all or substantially all the assets, of any other person, but only if:

                (i) such person is engaged exclusively in a business in which the person is permitted by Clause 16.7 to engage; and

                (ii) any such merger or acquisition would not cause the Company to violate any other provision of this Agreement; or

        (c) the sale, transfer, lease or other disposition of Equipment in the ordinary course of its business;

        provided, however, that any such action of the nature referred to in paragraph (a) or (b) of this Clause shall only be permitted if no Default has occurred and is continuing or would result therefrom.

16.17     PLANS

          No Borrower will, and the Company will not permit any ERISA Affiliate to, establish, or incur or suffer to exist any obligations with respect to, any employee pension benefit plan maintained for the employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

16.18     SUBORDINATED DEBT

          No Borrower will, and the Company will not permit any other member of the Group to pay or prepay any principal of, or make any payment of interest on, or redeem, purchase or otherwise acquire any Subordinated Debt at any time a Default has occurred and is continuing.

16.19     INCONSISTENT AGREEMENTS

          No Borrower will, and the Company will not permit any other member of the Group to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrowers made under this Agreement or by the performance by the Borrowers of their obligations under the Finance Documents.

16.20     ERISA AND COMPLIANCE WITH REQUIREMENTS OF LAW

          The Company shall comply with all applicable provisions of ERISA
          now or hereafter in effect.    The Company will, and will cause
          each Subsidiary to, comply in all respects with all Requirements of Law, the non-compliance with which could have a material adverse effect on the business operations, financial condition or properties of the Company or any Subsidiary or on the ability of the Company to perform its obligations under this Agreement.

17.     DEFAULT

17.1     EVENTS OF DEFAULT

         Each of the following events is an Event of Default:

         (a)     NON-PAYMENT UNDER THE FINANCE DOCUMENTS

                 Default, and the continuance thereof for three Business Days following written notice from the Facility Agent, in the payment when due of any interest or any fee or other amount payable by a Borrower under the Finance Documents or (ii) default in the payment when due of any principal;

         (b)     NON-PAYMENT OF OTHER INDEBTEDNESS

                 Any member of the Group defaults in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any other indebtedness of, or guaranteed by, any member of the Group other than (i) any indebtedness of any Subsidiary to any other member of the Group and (ii) any Non-Recourse Obligation; and provided that the amount of any individual item of indebtedness shall be at least equal to the Individual Material Amount or the aggregate amount of all such indebtedness shall be in excess of the Aggregate Material Amount.

        (c)      ACCELERATION OF OTHER INDEBTEDNESS

                 Any event or condition occurs which results in the acceleration of the maturity of any indebtedness of, or guaranteed by, any member of the Group (other than any indebtedness of any Subsidiary to any other member of the Group and other than any Non-Recourse Obligation) or enables the holder or holders of any such indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired accelerate the maturity of such indebtedness; provided that the amount of any individual item of indebtedness shall be at least equal to the Individual Material Amount or the aggregate amount of all such indebtedness shall be in excess of the Aggregate Material Amount.

         (d)     OTHER OBLIGATIONS

                 Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of any material obligation or agreement of any member of the Group to or with any other person involving any individual claim in excess of the Individual Material Amount or claims together aggregating in excess of the Aggregate Material Amount other than:

                 (i) any such material obligation or agreement constituting or related to indebtedness;

                 (ii)  any agreement of a Borrower under the Finance
                       Documents; and

                 (iii) any material obligation or agreement of any Subsidiary to any other member of the Group,

                 except to the extent that the existence of any such default is being contested by the relevant member of the Group, in good faith and by appropriate proceedings and the relevant member of the Group has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles;

         (e)     INSOLVENCY OF ANY BORROWER OR A MATERIAL SUBSIDIARY

                 (i) Any Borrower or any Material Subsidiary shall become insolvent or generally fail to pay, or admit in writing its inability or refusal to pay, debts as they become due; or

                 (ii) any Borrower or any Material Subsidiary shall make a general assignment for the benefit of creditors; or

                 (iii) any Borrower or any Material Subsidiary shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for such Borrower or such Material Subsidiary or any property of any thereof, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for any Borrower or any Material Subsidiary or for a substantial part of the property of any thereof and not be discharged within 60 days; or

                 (iv) any bankruptcy, reorganisation, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of any Material Subsidiary), shall be commenced in respect of any Borrower or any Material Subsidiary, and, if not commenced by such Borrower or such Material Subsidiary, shall be consented to or acquiesced in by such Borrower or such Material Subsidiary or remain for 60 days undismissed; or

                (v) any Borrower or any Material Subsidiary shall take any corporate action to authorise, or in furtherance of, any of the foregoing;

        (f)     INSOLVENCY OF OTHER SUBSIDIARIES

                In any twelve-month period, Subsidiaries having aggregate total assets of U.S.$20,000,000 or more:

                (i) shall become insolvent or generally fail to pay or admit in writing inability or refusal to pay debts as they become due; or

                (ii) shall make general assignments for the benefit of creditors; or

                (iii) shall apply for, consent to or acquiesce in the appointment of trustees, receivers or other custodians for such Subsidiaries or any property thereof, or, in the absence of such application, consent or acquiescence, trustees, receivers or other custodians shall be appointed for such Subsidiaries or for a substantial part of the property thereof and shall not be discharged within 60 days;

               (iv) shall become the subject of any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except voluntary dissolution not under any bankruptcy or insolvency law), and if not commenced by the applicable Subsidiary, shall be consented to or acquiesced in or remain for 30 days undismissed; or

               (v) shall take any corporate action to authorise or in furtherance of any of the foregoing;

               it being understood that if any 60-day period provided in clause (iii) above or 30-day period provided in clause (iv) above would end after any twelve-month period, then such twelve-month period shall be extended to include the additional number of days necessary to include all of the 60 and 30-day periods provided by clause (iii) and (iv) for all Subsidiaries covered by this clause (f);

       (g)     AGREEMENTS

               (i) The Company shall default in the due performance of any agreement contained in Clauses 16.10, 16.11, 16.13,
                       16.18 or 16.19; or

               (ii) any Borrower shall default in the due performance of any other agreement set forth herein (and not constituting an Event of Default under any of the other provisions of this Clause 17.1) and such default continues for 30 days after notice thereof to the Company from the Facility Agent;

     (h)     WARRANTY

             Any representation or warranty made by a Borrower in this Agreement shall be untrue or misleading in any material respect when made or deemed made or repeated; or any schedule, statement, report, notice, certificate or other writing furnished by a Borrower to the Facility Agent or any Bank shall be untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made or repeated by a Borrower to the Facility Agent or any Bank shall be untrue or misleading in any material respect on or as of the date made or deemed made or repeated;

    (i)     LITIGATION

            There shall be entered against any member of the Group one or more judgements or decrees in excess of an amount equal to, individually, the Individual Material Amount or, in the aggregate, the Aggregate Material Amount at any one time outstanding for the Group and all such judgements or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, excluding those judgements or decrees for and to the extent which the applicable member of the Group is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the member of the Group is otherwise indemnified if the terms of such indemnification are satisfactory to the Majority Banks; or

    (j)     CHANGE OF CONTROL

            Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under such
            Act) of 35 per cent. or more of the outstanding shares of common stock of the Company.

17.2     ACCELERATION

        (a) Subject to paragraph (b) below, upon the occurrence of an Event of Default and at any time thereafter so long as the same is continuing, the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

                (i) declare that the Facilities shall be cancelled forthwith, whereupon the same shall be so cancelled; and/or

                (ii) declare all or part of the Advances immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued thereon and all other amounts payable under the Finance Documents.

       (b) Upon the occurrence of an Event of Default referred to in Clause 17.1(e):

               (i)     the Facility shall be automatically cancelled; and

               (ii) the Advances shall automatically become due and payable, together with all interest accrued thereon and all other amounts payable under the Finance Documents,

      without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrowers.

 18.     ACCOUNTS AS EVIDENCE

         Accounts maintained by a Bank in connection with this Agreement shall constitute prima facie evidence of sums owing to the Bank.

19.     THE AGENTS AND THE ARRANGER

19.1     APPOINTMENT
         (a) Each Bank and the Arranger irrevocably appoints each of the Facility Agent and the Swingline Agent to act as its agent under this Agreement and irrevocably authorises each of them on the Bank's or the Arranger's behalf, as the case may be, to perform those duties and to exercise those rights and powers that are specifically delegated to it under the terms of this Agreement, together with such rights, powers and discretions as are reasonably incidental thereto.

        (b) Notwithstanding any provision of this Agreement, the Co-Agents shall have no powers, duties, responsibilities or liabilities under this Agreement and shall not constitute an agent, trustee or fiduciary. The Co-Agents shall, however, in their individual capacities as Banks, have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though they were not Co-Agents.

19.2     MAJORITY BANKS' DIRECTIONS

         In the exercise of any right or power and as to any matter not expressly provided for by this Agreement, the Facility Agent and the Swingline Agent shall act in accordance with the instructions of the Majority Banks and shall be fully protected in so doing. In the absence of any such instructions, each of the Facility Agent and the Swingline Agent, may act or refrain from acting as it shall see fit. Any such instructions shall be binding on all the Banks.

19.3     RELATIONSHIP

         (a) The relationship between (1) each of the Arranger, the Facility Agent and the Swingline Agent and (2) the Banks is that of principal and agent only.

         (b) Nothing in this Agreement shall constitute any Agent or the Arranger as trustee or fiduciary for any Contracting Party or any other person and none of the Agents shall be liable to any Contracting Party for any breach by any other Contracting Party of any Finance Document.

19.4     DELEGATION

         Each of the Agents may act under the Finance Documents through its officers and employees.

19.5     DOCUMENTATION

         None of the Agents, the Arranger nor any of their respective officers, employees and agents shall be responsible to any Contracting Party for:

         (a) the legality, validity, effectiveness, adequacy, accuracy or completeness of any Finance Document or any other document; or

         (b)     the collectability of amounts payable under the Finance
                 Documents; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document.

19.6     DEFAULT

         The Facility Agent shall not be required to ascertain or enquire as to the performance or observance by the Company or any Borrower
         of the terms of any Finance Document or any other document.   The
         Facility Agent shall not be deemed to have knowledge of the occurrence of any Default unless it has received notice from a Contracting Party describing the Default and indicating that the notice is a "NOTICE OF DEFAULT". If the Facility Agent receives a Notice of Default, or any of its respective officers engaged in its agency functions under this Agreement has actual knowledge of a Default, the Facility
         Agent shall promptly give notice thereof to the Banks. The Facility Agent shall take or refrain from taking such action with respect to the Default as shall be reasonably directed by the Majority Banks. Until the Facility Agent has received directions, it may (but shall not be obliged to) take or refrain from taking such action in connection with the Default as it shall see fit.

19.7     EXONERATION

         None of the Agents nor any of their officers, employees or agents shall be liable to any other Contracting Party for any action taken or omitted under or in connection with any Finance Document unless caused by its or their negligence or wilful misconduct.

19.8     RELIANCE

         Each of the Agents may:

         (a) rely on any communication or document reasonably believed by it to be genuine and correct; and

         (b) engage, pay for and rely on legal or other professional advisers selected by it in good faith.

19.9     CREDIT APPROVAL

         Each of the Banks severally represents and warrants to each of the Agents and the Arranger that it has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its relatedentities in connection with its participation in this Agreement and has not relied and will not rely on any Agent or the Arranger to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of each Borrower or any of its related entities. Each Bank represents, warrants and undertakes to each of the Agents and the Arranger that it shall continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding or any Commitment is in force.

19.10     INFORMATION

          (a) The Facility Agent shall supply each Bank with a copy of any documents received by it under Clause 16 (but the Facility Agent is not obliged to review or check their accuracy or completeness) and, if requested by a Bank, supply that Bank with a copy of all documents received by the Facility Agent under Clause 4 or Clause 25.10.

          (b)    None of the Agents nor the Arranger shall have any duty:

                 (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Borrower or any of its related entities whether coming into its possession or that of any of its related entities before the Signing Date or at any time thereafter; or

                (ii) in the case of the Facility Agent and unless specifically requested to do so by a Bank, to request any certificates or other documents from any Borrower.

         (c) No Agent need disclose any information relating to the Company or any of its related entities if the disclosure would or might, in the opinion of the Agent constitute a breach of any law or any duty of secrecy or confidence.

19.11     THE AGENTS AND THE ARRANGER INDIVIDUALLY

          (a) If it is also a Bank, each of the Agents and the Arranger shall have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or the Arranger.

          (b) Each of the Agents and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking, trust, advisory or other business with any Borrower and any of its related entities and accept and retain any fees payable by any Borrower or any of its related entities for its own account (including, without limitation, any fees payable by any Borrower in connection with any Facility) without liability to account to any other Financial Institution.

19.12     INDEMNITIES

          (a) Subject to paragraph (b) below, each Bank shall indemnify the Facility Agent and the Swingline Agent on demand (to the extent not reimbursed by a Borrower and without prejudice to any liability of the Borrowers under this Agreement) for any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses and disbursements of any kind which may be imposed on, incurred by or asserted against the Facility Agent or the Swingline Agent in any way relating to or arising out of its acting as the Facility Agent or the Swingline Agent, as the case may be, under any of the Finance Documents (including, without limitation, the charges, expenses and stamp Taxes referred to in Clauses 21 and 22). The indemnification by each Bank shall be pro rata to its Commitment at the time of the relevant demand or, if the Total Commitments have been reduced to zero at the time of the demand, at the time when the Total Commitments last exceeded zero.

        (b) No Contracting Party shall be liable for any portion of the foregoing arising from the relevant Agent's negligence or wilful misconduct.

19.13     LEGAL RESTRICTIONS

          Each of the Agents may refrain from doing anything which would or might, in its opinion, be contrary to the law of any jurisdiction or any official directive or render it liable to any person, and may do anything which in its opinion is necessary to comply with any such law or directive.

19.14     RESIGNATION

          An Agent may resign by giving notice to the Banks and the Borrowers in which case the Majority Banks in consultation with the
          Company may appoint a successor  Agent.   If the Majority Banks
          have not within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent will have the right to appoint a successor Agent. The resignation of the retiring Agent and the appointment of any successor Agent will both become effective upon the successor Agent notifying all the Contracting Parties in writing that it accepts the appointment, whereupon the successor Agent will succeed to the position of the retiring Agent and the term "FACILITY AGENT" or "SWINGLINE AGENT", as appropriate, shall mean the successor Facility Agent or Swingline Agent, as the case may be. This Clause 19 shall continue to benefit a retiring Agent in respect of any action taken or omitted by it under this Agreement while it was an Agent.

19.15     BANKS/FACILITY OFFICES/ADDRESSES FOR NOTICES

          (a) Each Agent, the Company and the Borrowers' Agent may treat each Bank named as a Contracting Party as such a party, as entitled to payments under this Agreement and as acting through its Facility Office until it has received five Business Days' notice from the Bank to the contrary.

          (b) The Facility Agent shall maintain a list of the Banks and their Facility Offices and addresses for notices, and shall, promptly upon request from any Contracting Party from time to time, supply a copy of the list to that Contracting Party.

19.16     REMOVAL OF AGENTS

          The Majority Banks may remove an Agent and appoint a successor Agent upon 90 days prior written notice to such Agent, the Facility Agent (if such Agent is not the Facility Agent) and the Company. The removal of an Agent and the appointment of any successor Agent will both become effective upon the successor Agent notifying all the Contractual Parties in writing that it accepts the appointment, whereupon the successor Agent will succeed to the position of the retiring Agent and the term "FACILITY AGENT or "SWINGLINE AGENT", as appropriate, shall mean the successor Agent. This Clause 19 shall continue to benefit an Agent who is removed in respect of any action taken or omitted by it under this Agreement while it was an Agent.

20.     FEES

20.1     FACILITY FEE
         (a) The Company shall pay to the Facility Agent for the account of each Bank a facility fee in Dollars computed at the rate of 0.15 per cent. per annum on the amount of that Bank's Commitment during the period from the Signing Date up to and including the Expiry Date for that Bank.

         (b) If, following any cancellation of a Bank's Commitment under this Agreement, there are outstanding Advances made or accepted by the Bank in an aggregate principal amount in excess of the Bank's Commitment at that time, then, for the purpose of calculating facility fee payable under this Clause 20.1 only and notwithstanding any other provision of this Agreement to the contrary, the Bank's Commitment shall be deemed to be the greater of:

                (i) the aggregate principal amount of the Advances made by or attributed to the Bank and its Affiliated Bank(s);

                (ii) the amount which, but for this paragraph (b), would have been its Commitment.

        (c) Accrued facility fee shall be payable quarterly in arrears on September 4, December 4, March 4 and June 4 in each calendar year and on the Expiry Date and shall be calculated to and including the last day of the immediately preceding month. Accrued facility fee shall also be payable to the Facility Agent for the account of the relevant Bank(s) on the cancelled amount of any Commitment at the time the cancellation comes into effect.

20.2     ACCRUAL

         The facility fee referred to in Clause 20 shall accrue from day to day and be calculated on the basis of a year of 360 days and for the actual number of days elapsed.

20.3     UPFRONT FEE

         The Company shall pay to the Facility Agent for the account of the Arranger on the Signing Date an upfront fee in the amount agreed between the Facility Agent and the Company in a letter dated the Signing Date for distribution to the Banks in the proportions agreed between the Arranger and the Banks prior to the Signing Date.

20.4     FACILITY AGENT'S FEE

         The Company shall pay to the Facility Agent for its own account an annual agency fee of the amount agreed between the Facility Agent and the Company in the letter referred to in Clause 20.3. The Facility Agent's fee shall be payable quarterly in advance for so long as any amount is or may be outstanding under the Finance Documents or any Commitment is in force. The first such payment will be made within 30 days of the Signing Date and subsequent quarterly payments will be made on September 4, December 4, March 4 and June 4 in each calendar year.

20.5     VAT

         Any fee referred to in this Clause 20 is exclusive of any value added tax or any other tax chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the relevant Borrower at the same time as it pays the relevant fee.

21.     EXPENSES

21.1     FACILITY EXPENSES

         The Company shall reimburse the Facility Agent or the Arranger, as appropriate on demand for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including, without limitation, the reasonable fees and expenses of legal advisers) incurred by the Facility Agent or the Arranger, as the case may be, in connection with:

         (a) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Facility Agreement;

         (b)      any other Finance Document; and

         (c) all supplements, waivers and variations in relation to the Finance Documents and any other documents referred to therein.

21.2     ENFORCEMENT EXPENSES

         The Company shall reimburse each of the Financial Institutions on demand for the charges and expenses (together with value added tax or any similar tax thereon and including, without limitation, the fees and expenses of legal advisers) incurred by any of them in connection with the enforcement of, or the preservation of any rights under, any of the Finance Documents.

22.     STAMP DUTIES

        The Company shall pay, and on demand indemnify, each of the Financial Institutions against any and all stamp, registration and similar Taxes which may be payable in connection with the entry into or performance of any of the Finance Documents (other than any Substitution Certificate) or the enforcement of any of the Finance Documents.

23.     AMENDMENTS, WAIVERS, REMEDIES CUMULATIVE

23.1     AMENDMENTS
         (a) Subject to paragraph (b) below, if authorised by the Majority Banks, the Facility Agent may, on behalf of the Banks, grant waivers or consents or (with the prior consent of the Company) vary the terms of the provisions of any Finance Document, unless the express provisions of the relevant Finance Document provide that the same can only be granted or effected by another authority.

        (b)     Nothing in paragraph (a) above shall authorise:

                (i)    except with the prior consent of all the Banks:

                       (A) subject to Clause 2.4, the extension of any Commitment Period or Final Maturity Date; or

                       (B) any variation of the definition of "MAJORITY BANKS" in Clause 1.1; or

                       (C) any change in any rate at which interest is payable under any of the Finance Documents; or

                       (D) any extension of the date for, or alteration in the amount or currency of, any payment of principal, interest, fee, commission or any other amount payable under any of the Finance Documents; or

                       (E)   any increase in any Bank's Commitment; or

                       (F) subject to Clause 25.10, the incorporation of Additional Borrowers; or

                      (G) any variation of Clause 28 (Pro Rata Sharing) or this Clause 23.1; or

                      (H) any variation or amendment to any provision of the Finance Documents requiring the unanimous consent of the Banks which would result in the removal of such requirement; or

                      (I) any release of the Guarantee contained in Clause 14.

23.2     WAIVERS

         No failure to exercise and no delay in exercising, on the part of any Contracting Party, any right, power or privilege under any Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by any Contracting Party shall be effective unless it is in writing and signed by the waiving party.

23.3     REMEDIES CUMULATIVE

         The rights and remedies of each Contracting Party provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

24.     NOTICES

24.1     ADDRESS

         (a) Except as otherwise stated in this Agreement, all notices or other communications under this Agreement to any Contracting Party shall be made by letter, telex (other than to any Bank without a telex facility) or facsimile and shall be deemed to be duly given or made when delivered (in the case of a letter), when despatched (in the case of telex, provided always that the relevant answerback has been received) or when received (in the case of facsimile) to or by the Contracting Party addressed to it at its address, telex number or facsimile number:

                (i)    notified to the Facility Agent prior to the Signing
                       Date; or

                (ii) in the case of a Contracting Party which becomes a Contracting Party after the Signing Date, notified to the Facility Agent before or at the time it becomes a Contracting Party;

               (iii) in the case of the Facility Agent, at its address, telex number of facsimile number set out in paragraph
                       (b) below; or

               (iv) in the case of the Swingline Agent, at its address, telex number or facsimile number set out in paragraph
                       (c) below; or

               (v) in the case of each Borrower, at the Company's address, telex number or facsimile number set out in paragraph (c) below; or

               (vi) as the Contracting Party may, after the Signing Date, specify to the Facility Agent for such purpose by not less than five Business Days' notice; or

               (vii) in the case of the Facility Agent, as the Facility Agent may specify to the other Contracting Parties, for such purpose by not less than five Business Days' notice.

         (b) The Facility Agent's address, telex number and facsimile number for notices as at the Signing Date is:

               King's Cross House,
               200 Pentonville Road,
               King's Cross,
               London N1 9HL.

               Telex No.: 8813611
               Facsimile No.: 071 239 8257
               For the attention of: Manager, Commercial Loans.

        (c) The Swingline Agent's address, telex number and facsimile number for notices as at the Signing Date is:

               175 Water Street
               New York, New York 10038
               U.S.A.
               Telex No.: 233222
               Facsimile No.: 212 6024118
               For the attention of:  Managers' Department.

       (d) The Company's address, telex number and facsimile number for notices as at the Signing Date is:

               6111 North River Road,
               Illinois  60018
               USA

               Telex No.: 4330257 COMD UI
               Facsimile No.: 708 518 5854
               For the attention of: Edward A. Pacewicz, Vice President-Finance With a copy to: General Counsel
               Facsimile No.: 708 518 5088

24.2     NON-WORKING DAYS

         A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in that place.

25.     ALTERATIONS TO THE CONTRACTING PARTIES

25.1     SUCCESSORS
         This Agreement shall be binding upon and inure to the benefit of each of the Contracting Parties and their respective successors and permitted assigns.

25.2     ASSIGNMENTS AND TRANSFERS BY BORROWERS

         No Borrower may assign or otherwise transfer all or any part of its rights or obligations under the Finance Documents without the prior consent of all the Banks.

25.3     ASSIGNMENTS AND TRANSFERS BY BANKS

        (a) Subject to paragraph (b) below, any Bank (the "ASSIGNOR") may at any time (with the prior written consent of the Company) assign or otherwise transfer all or any part of its rights or obligations under this Agreement to another bank or financial institution (the "ASSIGNEE").

        (b)     (i)    Prior consent of the Company shall not be required in
                       the case of an assignment or transfer to any Federal
                       Reserve Bank or an Affiliate of the Assignor or to another Bank or an Affiliate of another Bank, but, in any such case, the Assignor shall give prompt notice of the assignment or transfer to the Facility Agent.

                (ii) A transfer of obligations shall only be effective if the Assignee has confirmed to the Facility Agent and the Company (on behalf of itself and the other Borrowers), prior to the transfer taking effect, that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent and the Company; on any such transfer becoming effective and the Assignee becoming bound, the Assignor shall be relieved of its obligations to the extent that they are transferred to the Assignee.

               (iii) Each Assignee shall be deemed to make the representations and warranties set forth in Clause 11.4(d) and to undertake the obligations set forth in Clause 11.4(e).

        (c)    Nothing in this Agreement restricts the ability of a Bank:

               (i) to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation; or

               (ii) to sub-participate its rights. However in the case of any such sub-contract or sub-participation, the Bank must retain sole management and voting powers under this Agreement in relation to the obligations and rights concerned.

25.4     SUBSTITUTION CERTIFICATES

         (a) If any Bank (the "EXISTING BANK") wishes to transfer all or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK") as contemplated in Clause 25.3, then, as an alternative to Clause 25.3 and subject to paragraph (b) below, such transfer may (with the prior written consent of the Company) be effected by way of a novation by the delivery to, and the execution by, the Facility Agent of a duly completed certificate, substantially in the form of Schedule 6 (a "SUBSTITUTION CERTIFICATE").

        (b) Prior consent of the Company shall not be required in the case of a transfer to any Federal Reserve Bank, an Affiliate of the Existing Bank or to another Bank or to an Affiliate of another Bank, but, in any such case, the Existing Bank shall give prompt notice thereof to the Facility Agent.


        (c)     On the date specified in the Substitution Certificate:

                (i) to the extent that in the Substitution Certificate the Existing Bank seeks to transfer its rights and/or obligations under this Agreement, each
                       Borrower and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 25.4 as "DISCHARGED RIGHTS AND OBLIGATIONS");

                (ii) each Borrower and the New Bank shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Bank have assumed and/or acquired them in place of the Borrower and the Existing Bank;

                (iii) the New Bank and the other Contracting Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Bank been a Contracting Party as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer, and, on the date upon which the transfer takes effect, the New Bank named therein shall pay to the Facility Agent for its own account a transfer fee of 200; and

                (iv) each New Bank shall be deemed to make the representations and warranties set forth in Clause 11.4(d) and to undertake the obligations set forth in Clause 11.4(e).

         (d)    (i)     Subject to sub-paragraph (ii) below, each of the
                        Contracting Parties authorises the Facility Agent to execute any duly completed Substitution Certificate on its behalf.

                (ii) The authorisation contained in sub-paragraph (i) above does not extend to the execution of a Substitution Certificate on behalf of either the Existing Bank or the New Bank named therein.

         (e) The Facility Agent shall promptly notify the other Contracting Parties of the receipt and execution on their behalf by it of any Substitution Certificate.

25.5     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Facility Agent will, in consultation with the Company, appoint another Bank or an Affiliate of a Bank as a Reference Bank.

25.6     DISCLOSURE

         Each Bank may disclose to a proposed assignee or transferee or a New Bank or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with the Bank regarding any Finance Document any information in the possession of the Bank received under this Agreement relating to any Borrower or any of its related entities as it sees fit.

25.7     CHANGE OF FACILITY OFFICE

         Each Bank shall participate in this Agreement through its Facility Office(s), but may change any Facility Office from time to time by five Business Days'prior notice to the Facility Agent.

25.8     INCREASED COSTS/WITHHOLDING TAXES

         If:

         (a) any assignment or transfer of all or any part of the rights or obligations of a Bank pursuant to Clause 25.3 or 25.4; or

         (b)   any change in a Bank's Facility Office,

         at that time in amounts becoming due under Clause 11.4(b) (Taxes) or
         12.1 (Increased Costs), then the assignee, transferee, New Bank or Bank, as the case may be, shall be entitled to receive those amounts only to the extent that the assignor, transferor, Existing Bank or Bank, as the case may be, would have been so entitled had there been no assignment, transfer, substitution or change in Facility Office.

25.9     BANKS

         The Company may from time to time upon notice to the Facility Agent and the relevant Bank request that the relevant Bank transfer all or any of its rights and/or obligations under this Agreement to another bank or financial institution nominated by the Company,

         (i) such transfer shall be effected by way of novation pursuant to Clause 25.4 and the Company shall deliver to the relevant Bank a Substitution Certificate duly executed by the bank or financial institution nominated by the Company as a "NEW BANK" in accordance with Clause 25.4.

         (ii) Immediately upon receipt of the Substitution Certificate the relevant Bank will execute the same as the "EXISTING BANK" in accordance with Clause 25.4 and deliver the Substitution Certificate to the Facility Agent as provided in Clause 25.4(a).

25.10     ADDITIONAL BORROWERS AND BORROWERS' AGENT

          (a) If the Company wishes any Subsidiary (the "PROPOSED BORROWER") to become an Additional Borrower, then:

                 (i) the Company may, if the Subsidiary is a Specified Subsidiary, or with the prior consent of all the Banks if the Subsidiary is not a Specified Subsidiary, deliver to the Facility Agent the following documents in form and substance satisfactory to the Facility Agent:

                        (A) a Letter of Accession duly executed by the Proposed Borrower and the Company;

                        (B) a copy of the constitutive documents of the Proposed Borrower;

                        (C)   copies of all other resolutions,
                              authorisations, approvals, consents and
                              licences, corporate, official or otherwise, necessary or desirable for the entry into and performance of the Letter of Accession and the transactions contemplated thereby and for the validity and enforceability thereof;

                        (D) (if required by law or the constitution of the Borrower) a copy of a resolution of the Board of Directors of the Proposed Borrower approving the Letter of Accession and authorising a specified person or persons, on behalf of the Proposed Borrower, to execute the Letter of Accession and to sign and/or despatch all notices, certificates and other documents to be signed and/or despatched under the Finance Documents to which it is or will be a party;

                       (E) a copy of the signatures of those persons authorised, on behalf of the
                              Proposed Borrower to execute the Letter of Accession and to sign and/or despatch all notices, certificates and other documents in connection with the Finance Documents;

                        (F) a copy of the balance sheet and statements of income, shareholders' equity and cash flows for the preceding two Fiscal Years and the financial quarters (if any) succeeding the end of the last Fiscal Year;

                        (G) legal opinion(s) from legal advisers acceptable to the Facility Agent, addressed to the Financial Institutions, in such form as the Facility Agent may reasonably require; and

                        (H) such other documents, consents, licences, opinions, certificates and authorisations as the Facility Agent may reasonably request.

                        Each of the documents specified in sub-paragraphs (B) to (E) (inclusive) and (G) above shall be certified by a duly authorised officer of the Proposed Borrower as being correct, complete and in full force and effect as at a date no earlier than the date of the Letter of Accession; and

              (ii) the Facility Agent shall promptly notify the Company and the other Financial Institutions of receipt of all of the above documents in form and substance satisfactory to the Facility Agent, whereupon the proposed Borrower shall become an Additional Borrower with like rights and obligations as though it had been an original Contracting Party as a Borrower and references to the Borrowers shall include the Proposed Borrower with effect from the date of the notification or (if later) the date referred to as the "ACCESSION DATE" in the relevant Letter of Accession.

        (b) If the Company wishes on behalf of the Borrowers to appoint a Borrowers' Agent or to replace the Borrower's Agent so appointed then:

              (i) the Company shall deliver to the Facility Agent the following documents in form and substance satisfactory to the Facility Agent:

                     (A) a document substantially in the form of the Letter of Accession duly executed by the prospective Borrowers' Agent;

                     (B) a copy of the constitutive documents of the proposed Borrowers' Agent (or if the same have previously been delivered, a certificate of no change);

                     (C) copies of all other resolutions, authorisations, approvals, consents and licences, corporate, official or otherwise, necessary or desirable for the entry into and performance of the Letter of Accession and the transactions contemplated thereby and for the validity and enforceability thereof;

                     (D) a copy of a resolution of the Board of Directors of the proposed Borrowers' Agent approving the Letter of Accession and authorising a specified person or persons, on behalf of the proposed Borrowers' Agent to execute the Letter of Accession and to sign and/or despatch all notices, certificates and other documents to be signed and/or despatched under the
                            Finance Documents to which it is or will be a party;

                    (E) a copy of the signatures of those persons authorised, on behalf of the proposed Borrowers' Agent to execute the Letter of Accession and to sign and/or despatch all notices, certificates and other documents in connection with the Finance Documents;

                    (F) an opinion of a lawyer, acceptable to the Facility Agent, relating to the Borrowers' Agent, in a form to be agreed by the Facility Agent and the Company; and

                    (G) such other documents, consents, licences, opinions, certificates and authorisations as the Facility Agent may reasonably request.

																				Each of the documents specified in sub-paragraphs (B) to
                    (E) (inclusive) and (G) above  shall be certified by a
                    duly authorised officer of the Borrowers' Agent as being
                    correct, complete and in full force and effect as at a
                    date no earlier than the date of the Letter of Accession;
                    and

           (ii) the Facility Agent shall promptly notify the Company and the other Financial Institutions of receipt of all of the above documents in form and substance satisfactory to the Facility Agent, whereupon the proposed
                    Borrowers' Agent shall become the Borrowers' Agent with like rights and obligations as though it had been an original Contracting Party with effect from the date of the notification or (if later) the date referred to as the "ACCESSION DATE" in the relevant Letter of Accession.

26.     SET-OFF

        Each Financial Institution may (but shall not be obliged to) set off against any obligation of any Borrower due and payable by that Borrower under any Finance Document any moneys held by the Bank for the account of the Borrower at any office of the Financial
        Institution anywhere and in any currency.  The
        Financial Institution may effect any appropriate currency exchanges to implement such set-off.

27.     INDEMNITIES

27.1     CURRENCY INDEMNITY

         (a)     If:

                 (i) any amount payable by a Borrower under or in connection with any Finance Document is received by a Financial Institution in a currency (the "PAYMENT CURRENCY") other than that agreed in the relevant Finance Document (the "AGREED CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of the Borrower or otherwise; and

               (ii) the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency,

               then the relevant Borrower shall, as an independent obligation, indemnify the Financial Institution for the deficiency and any loss sustained as a result.
               Such conversion shall be made promptly following receipt at such prevailing rate of exchange, in such market as is reasonably determined by the Financial Institution as being most appropriate for the conversion. The relevant
               Borrower shall in addition pay the reasonable costs of the conversion.

        (b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in the relevant Finance Document.

27.2     OTHER INDEMNITIES

         (a) Each Borrower shall indemnify each Financial Institution against any loss or expense which that Financial Institution may reasonably sustain or incur as a consequence of:

                (i)   the occurrence of any Default; or

                (ii)  the operation of Clause 17.2 (Default); or

                (iii) any repayment or prepayment of an Advance or payment of an overdue amount being made otherwise than on a Maturity Date relative thereto and, for the purpose of this Clause 27.2(a)(iii), a Maturity Date relative to an overdue amount shall be the last day of any Designated Term (as defined in Clause 8.3(a)(ii)(B)); or

                (iv) (other than by reason of gross negligence or default by any Bank or any Agent) any Advance not being made after a Request has been served in respect thereof; or

                (v) any prepayment not being made following notice thereof by any Borrower.

         (b Each Borrower's liability under paragraph (a) above shall include, without limitation, any loss (but not loss of margin) or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

28.     PRO RATA SHARING

28.1     REDISTRIBUTION

         (a) Subject to Clause 28.2, if at any time the proportion which any Bank (the "RECEIVING BANK") has received or recovered (whether by set-off or otherwise) in respect of its portion of any sum due and owing from a Borrower under any Finance Document is greater (the amount of excess being referred to in this Clause 28.1 as the "EXCESS AMOUNT") than the proportion received or recovered by the Bank receiving or recovering the smallest proportion (which shall include a nil receipt), then:

               (i)    the receiving Bank shall promptly notify the Facility
                      Agent;

               (ii) the receiving Bank shall promptly and in any event within ten days of receipt or recovery of the excess amount pay to the Facility Agent an amount equal to the excess amount;

               (iii)   the Facility Agent shall treat the payment as if it
                      were a payment by the Borrower on account of a sum owed to the Banks and shall pay the same to the Banks (including the receiving Bank) pro rata to their respective entitlements; and

               (iv) as between the Borrower and the receiving Bank the excess amount shall be treated as not having been paid, while as between the Borrower and each Bank (including the receiving Bank), it shall be treated as having been paid the the extent receivable by the Bank.

         (b) If a receiving Bank is subsequently required to repay to a Borrower any amount received or recovered by it and dealt with under paragraph (a) above, each Bank shall promptly repay to the Facility Agent for the account of the receiving Bank the portion of the amount distributed to it, together with interest thereon at a rate sufficient to reimburse the receiving Bank for any interest which it has been required to pay to the Borrower in respect of the portion of such amount.

28.2     NOTIFICATION

         (a) Each Bank shall promptly give notice to the Facility Agent of the receipt or recovery by the Bank of any amount received or recovered by it in respect of this Agreement otherwise than through the Facility Agent.

         (b) Each Bank shall give notice to the Facility Agent before instituting any legal action or proceedings under or in connection with this Agreement.

         (c) Upon receipt of any notice under paragraph (a) or (b) above, the Facility Agent will as soon as practicable notify all the other Banks.

29.     GOVERNING LAW

        This Agreement is governed by English law.

30.     JURISDICTION

        (a) Each of the Contracting Parties irrevocably agrees for the benefit of each of the other Contracting Parties that the Courts of England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with the Finance Documents, and for such purposes irrevocably submits to the jurisdiction of such Courts.

       (b)     Without prejudice to paragraph (a) above, each Contracting
               Party irrevocably agrees that the State Courts or the Federal District Courts sitting in New York City shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents, and for such purposes irrevocably submits to the jurisdiction of such Courts.

      (c) Each Contracting Party irrevocably waives any objection which it may have now or hereafter to such Courts as are referred to in paragraph (a) or (b) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents and any claim that any such Court is not a convenient or appropriate forum.

      (d) Each Borrower agrees that the process by which any suit, action or proceeding in England is begun may be served on such Borrower by being delivered to Comdisco United Kingdom Limited at Comdisco House, Bennetts Close, Chippenham, Berkshire,
               SL1 5AP and that the process by which any suit action or proceeding in New York is begun may be served on such Borrower by being delivered to CT Corporation System, 1633 Broadway New York, New York, 10019.

        (e) The submission to the said jurisdictions shall not (and shall not be construed so as to) limit the right of any of the Contracting Parties to take proceedings against any other Contracting Party in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

        (f) Each Borrower further irrevocably consents to the service of process out of the aforesaid Courts in any such action or proceedings by the mailing of copies thereof by registered or certified airmail, postage prepaid to the Borrower at its address applying for the time being under Clause 24.1

        (g) Nothing herein shall affect the right to serve process in any other manner permitted by law.

31.     SEVERABILITY

        If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the prohibition or unenforceability shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of the provision in any other jurisdiction.

32.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

33.     LANGUAGE

        Each document referred to herein or to be delivered hereunder shall be in the English language or accompanied by an English translation thereof certified as accurate by an officer of the Company or the Borrowers' Agent. In the case of conflict and unless the Facility Agent otherwise specifies, the English language version of any such document shall prevail.

        WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.


                                  SCHEDULE 1

                                    PART I

                          THE BANKS AND COMMITMENTS

      BANKS                                                            COMMITMENTS
                                                                          U.S.$
      NATIONAL WESTMINSTER BANK PLC                                   21,000,000.00

      BARCLAYS BANK PLC                                               20,000,000.00

      UNION BANK OF SWITZERLAND                                       20,000,000.00

      CREDIT LYONNAIS                                                 20,000,000.00

      BHF-BANK                                                        13,333,333.34

      DEUTSCHE BANK AG                                                13,333,333.34

      WESTDEUTSCHE LANDESBANK GIROZENTRALE                            10,000,000.00

      BAYERISCHE VEREINSBANK                                           8,333,333.33

      DRESDNER BANK AG                                                 8,333,333.33

      BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AG, NEW YORK BRANCH       8,333,333.33

      NORDDEUTSCHE LANDESBANK GIROZENTRALE                             7,333,333.33


      TOTAL COMMITMENTS                                              150,000,000.00




                                  SCHEDULE 2


PART I - SPECIFIED SUBSIDIARIES

COMDISCO DEUTSCHLAND GMBH                        (GERMANY)
COMDISCO UNITED KINGDOM LIMITED                  (ENGLAND)
COMDISCO SWITZERLAND S.A.                        (SWITZERLAND)
COMDISCO FINANCE (NEDERLAND) B.V.                (NETHERLANDS)
COMDISCO NEDERLAND N.V.                          (NETHERLANDS)
PROMODATA, S.A.                                  (FRANCE)
COMDISCO FRANCE S.A.                             (FRANCE)

                         PART II - OTHER SUBSIDIARIES

FOREIGN SUBSIDIARIES

(A)     EUROPEAN

     COMDISCO BELGIUM S.A.
     COMDISCO DANMARK A/S
     COMDISCO DEUTSCHLAND GmbH
     COMDISCO FACTORING (NEDERLAND) B.V.
     COMDISCO FINANCE, LTD.
     COMDISCO FINANCE (NEDERLAND) B.V.
     COMDISCO FINLAND OY
     COMDISCO FRANCE S.A.
     COMDISCO FUNDING, LTD.
     COMDISCO HANDELSGESELLSCHAFT M.B.H.
     COMDISCO HOLDINGS U.K. LTD.
     COMDISCO ITALIA, S.R.L.
     COMDISCO NEDERLAND B.V.
     COMDISCO NORWAY A/S
     COMDISCO PORTUGAL COMPUTADORES LDA
     COMDISCO SWEDEN A.B.
     COMDISCO SWITZERLAND, S.A.
     COMDISCO UNITED KINGDOM LIMITED
     COMPUTER DISCOUNT CORPORATION S.A. - MADRID
     PROMODATA, S.A.

(B)     FAR EAST/PACIFIC
     COMDISCO ASIA PTE. LTD.
     COMDISCO AUSTRALIA PTY. LTD.
     COMDISCO JAPAN
     COMDISCO (NZ) LIMITED
     COMPUTER RECOVERY CENTRE SDN BHD

(C)     CANADA

     COMDISCO CANADA EXPLORATION LTD.
     COMDISCO CANADA LTD.
     COMDISCO CANADA RESOURCES LTD.
     COMDISCO DISASTER RECOVERY SERVICES CANADA LTD.
     628761 ALBERTA LTD

(D)     CARIBBEAN

     COMDISCO INTERNATIONAL TRADE CORPORATION

II.  DOMESTIC - OPERATING - GENERAL SUBSIDIARIES

     CDC REALTY, INC.
     COMDISCO AVIATION, INC.
     COMDISCO EXPLORATION, INC.
     COMDISCO FINANCIAL SERVICES, INC.
     COMDISCO INTERNATIONAL TRADE CORPORATION (VIRGIN ISLANDS)
     COMDISCO INVESTMENT GROUP, INC.
     COMDISCO MAINTENANCE SERVICES, INC.
     COMDISCO MEDICAL EQUIPMENT GROUP, INC. (formerly COMDISCO MEDICAL
      LEASING GROUP, INC.)
     COMDISCO MEDICAL EXCHANGE, INC.
     COMDISCO RESOURCES, INC.
     COMDISCO SYSTEMS, INC.
     COMDISCO TRADE, INC.

III. DOMESTIC SPECIFIC PURPOSE SUBSIDIARIES

     CFS RAILCAR, INC.
     COMDISCO RECEIVABLES, INC.
     COM-L 1989-A CORPORATION
     COM-L 1989-B CORPORATION
     COMMEDCO, INC.
     COMDISCO CANADA FINANCE LLC

IV.     CDRS COMPANIES

(A)     FOREIGN

     AGERIS INTERNATIONAL, S.A.
     CDRS NEDERLAND B.V.
     COMDISCO DISASTER RECOVERY SERVICES (U.K.) Ltd.
     FAILSAFE/ROC LTD.
     ROC LTD. (RECOVERY OPERATION CENTRES LTD.)

(B)     DOMESTIC

     CDS FOREIGN HOLDINGS, INC.
     COMDISCO COMPUTING SERVICES CORPORATION

V.   DORMANT OR DISSOLVED

     DORMANT

     COMPUTER DISCOUNT CORPORATION

(B)     DISSOLVED

     DOMESTIC

     BAY AREA COMPUTER CORPORATION (Nov. 19, 1991)
     CDC SALES & LEASING, INC. (Sept. 30, 1991)
     CL FINANCE CORPORATION (April 30, 1990)
     COM-L CORPORATION (June 4, 1990)
     COMDISCO ACQUISITION CORPORATION, INC. (March 31, 1992) COMDISCO CAPITAL LEASING, INC. (Sept. 30, 1991)
     COMDISCO CAPITAL MARKETS, INC. (Oct. 22, 1991)
     COMDISCO COMPUTER MANAGEMENT INC. (May 23, 1985)
     COMDISCO DATA CENTER DEVELOPMENT, INC. (Dec. 19, 1989)
     COMDISCO DATA SERVICE, INC. (June 19, 1992)
     COMDISCO DISASTER RECOVERY SERVICES, INC. (Sept. 28, 1992) COMDISCO EQUIPMENT TRUST CORPORATION (Aug. 7, 1987)
     COMDISCO EQUITIES, INC. (Sept. 30, 1988)
     COMDISCO GROUP, INC. (July 8, 1998)
     COMDISCO INTERNATIONAL SALES CORPORATION (Sept. 15, 1989) COMDISCO INVESTMENT CORPORATION (March 24, 1987)
     COMDISCO PORTFOLIO ASSET MANAGEMENT, INC. (Sept. 27, 1991) COMDISCO TECHNICAL SERVICES, INC. (Nov. 17, 1989)
     COMDISCO TRANSPORT, INC. (Nov. 17, 1989)
     COMDISCO WORLDWIDE TRADE, INC. (Sept. 27, 1991)
     CPL CORPORATION (Sept. 30, 1991)
     CR-TAB, INC. (Dec., 1988)
     INFORMATION PROCESSING SYSTEMS, INC. (Aug. 31, 1992)
     SYSTEMS TECHNOLOGY APPLIED RESEARCH CORPORATION (July 30, 1992) 785089 ONTARIO LIMITED
     775886 ONTARIO LIMITED
     791348 ONTARIO LIMITED

(Y)     FOREIGN

     CDRS DEUTSCHLAND GmbH
     COMDISCO EQUITY LIMITED
     COMDISCO ESPANA S.A.
     COMDISCO FINANCE LIMITED
     COMDISCO FINANCIAL SERVICES VmbH
     COMDISCO FUNDING LIMITED
     COMDISCO LEASING LIMITED
     COMDISCO LEASING S.A./N.V.
     COMDISCO S.A.
     MEGALEASING B.V. (inactive)
     MEGALEASING INTERNATIONAL B.V. (inactive)
     ORBAT GmbH
     SYSTEMS ON SITE LIMITED



                                  SCHEDULE 3

                        CALCULATION OF ADDITIONAL COST



(1) The Additional Cost relative to each Advance denominated in Sterling (other than an Advance maintained in Euro-Sterling) is, subject as provided below in this Schedule 3, the arithmetic mean of the percentage rates of the Reference Banks (calculated by the Facility Agent on the basis of the rates supplied by each Reference Bank to the Facility Agent) arrived at by applying the following formula:-

        Additional Cost = BY + L(Y-X) + S(Y-Z) % per
                          100-(B + S)     annum
        Where:-


        B    =     The percentage of each Reference Bank's eligible
                   liabilities required, on the first day of the relevant period, to be held on a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

       Y    =     The rate at which Sterling deposits in an amount comparable to one-third of the aggregate amount of the Advances comprised in the same Utilisation as the Advance are offered by each Reference Bank to leading banks in the London Interbank Market at or about 11.00 a.m.
                  on the first day of the relevant period for a period comparable to the relevant period.

      L    =     The average percentage of eligible liabilities which the
                 Bank of England as at the first day of the relevant period requires each Reference Bank to maintain as secured money with members of the London Discount Market
                 Association and/or as secured call money with those money brokers and gilt-edged primary market makers recognised by the Bank of England.

     X    =     The rate at which secured Sterling deposits in an amount
                comparable to one-third of the aggregate amount of the Advances comprised in the same Utilisation as the Advance may be placed by each Reference Bank with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged primary market makers at or about 11.00 a.m. on the first day of the relevant period for a period comparable to the relevant period.

     S    =     The percentage of each Reference Bank's eligible liabilities required on the first day of the relevant period to be placed as a special deposit with the Bank of England.

     Z    =     The percentage interest rate per annum payable by the Bank of
               England on special deposits or, if lower, Y%.

     For the purposes of this paragraph:-

     (a) "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England; and

     (b) "relevant period" means, if the Term of the Advance is three months or less, the Term or, if the Term is longer than three months, each period of three months and any necessary shorter period in the Term.

(2) In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

(3) The Additional Cost shall be computed by the Facility Agent on the first day of each relevant period, and shall, if necessary, be rounded upward to the nearest four decimal places. If there is more than one relevant period comprised in the relevant Term, then the Additional Cost for that Term is the aggregate of the amounts so computed for the relevant periods comprised in that term.

(4)  Calculations will be made on the basis of a year of 365 days.

(5)  If a Reference Bank fails to furnish a rate for the purposes of this
     Schedule 3, the Additional Cost shall be determined on the basis of the rates furnished by the remaining Reference Banks. If no Reference Bank furnishes a rate for the purposes of this Schedule 3, the Additional Cost payable by the relevant Borrower in respect of the Advance shall be determined by the Facility Agent on such comparable basis as it may reasonably determine.

(6) If a change in circumstances (including the imposition of alternative or additional official requirements) renders the above formula inapplicable, the Facility Agent (after consultation with the Reference Banks) shall notify the Borrowers of the manner in which the Additional Cost shall thereafter be determined. Each Borrower shall be bound by any such determination.


                                 Schedule 4

                     FORM OF UNDERWRITTEN ADVANCE REQUEST


To:     NATIONAL WESTMINSTER BANK PLC as Facility Agent

From:     [                                   ]

                                            Date:     [             ], 19[  ]


Dear Sirs,

             COMDISCO, INC. - U.S.$150,000,000 REVOLVING CREDIT
         FACILITY DATED DECEMBER 30, 1994 (THE "FACILITY AGREEMENT")


1. We refer to Clause 5 of the Facility Agreement. Terms defined in the Facility Agreement shall have the same meanings in this Revolving Advance Request.

2.     We wish to borrow Advances with the following specifications:

       (a)     Borrower:     [                   ]

       (b)     Utilisation Date: [                 ], 19[  ]

       (c)     Requested Amount: [          ]

       (d)     Currency: [                        ]

       (e)     Term: [                 ]

       (f)     Type: [CD/LIBOR]*

       (g)     Payment Instructions [            ]**

3.     We confirm that:

      (a) the representations and warranties set out in Clause 15.1 (other than paragraphs (d)(ii) and (j)) of the Facility Agreement are correct on the date of this Revolving Advance Request as if made with reference to the facts and circumstances now prevailing; and

        (b) no Default has occurred and is continuing or would result from the proposed Revolving Advance.


                              Yours faithfully,
                            [Authorised Signatory]
                             for and on behalf of
                            [                   ]



                                  SCHEDULE 5

                      FORM OF SWINGLINE ADVANCE REQUEST


To:     NATIONAL WESTMINSTER BANK PLC as Swingline Agent

cc:     NATIONAL WESTMINSTER BANK PLC as Facility Agent

From;     [                                                              ]


Dear Sirs,

      COMDISCO, INC.-U.S.$150,000,000 REVOLVING CREDIT FACILITY DATED
       DECEMBER 30, 1994 (THE "FACILITY AGREEMENT")

1. We refer to Clause 5 of the Facility Agreement. Terms defined in the Facility Agreement shall have the same meanings in this Swingline Advance Request.

2.     We wish to borrow Swingline Advances with the following specifications:

       (a)     Borrower:     [                       ]

       (b)     Utilisation Date:     [        ], 19[  ]

       (c)     Requested Amount:     U.S. $[      ]

       (d)     Term:  [  ] day[s]

       (e)     Payment Instructions  [         [*

*Subject to Clause 11.1(b) of the Facility Agreement

3.     We confirm that:

      (a) the representations and warranties set out in Clause 15.1 (other than paragraphs 5(d)(ii) and (j) of the Facility Agreement are correct on the date of this Swingline Advance Request as if made with reference to the facts and circumstances now prevailing and;

        (b) no default has occurred and is continuing or would result from the proposed Swingline Advance.

                              Yours faithfully,
                            [Authorised Signatory]
                             for and on behalf of
                                [           ]



                                  SCHEDULE 5

                       FORM OF SUBSTITUTION CERTIFICATE

                           SUBSTITUTION CERTIFICATE



WARNING: Banks are advised not to use Substitution Certificates or otherwise to assign or transfer interests in the Facility Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.


To:     NATIONAL WESTMINSTER BANK PLC as agent
        for and on behalf of itself and the other
        Parties (as defined in the Facility Agreement referred to below).



This substitution certificate ("SUBSTITUTION CERTIFICATE") relates to a facility agreement dated December 30, 1994 and made between Comdisco, Inc. as borrower and drawer (1), National Westminster Bank PLC as arranger (2), the Co-Agents (as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as facility agent (5) and National Westminster Bank PLC as swingline agent (6) in respect of a revolving credit facility of U.S.$150,000,000 (the "FACILITY AGREEMENT" which term includes any amendments or supplements thereto). Terms defined in the Facility Agreement shall, unless otherwise defined in this Substitution Certificate, have the same meanings when used in this Substitution Certificate.

1.     [Existing Bank] (the "EXISTING BANK"):

       (a) confirms that to the extent that details appear in the Schedule to this Substitution Certificate under the heading "EXISTING BANK'S COMMITMENT" and/or "ADVANCE(S) TO BE TRANSFERRED", those details accurately summarise its Commitment and/or the amount, Terms and Maturity Dates of one or more existing Advances owed to it; and

       (b) requests [New Bank] (the "NEW BANK") to accept and procure, in accordance with Clause 25.4 of the Facility Agreement, the substitution of the Existing Bank by the New Bank in respect of the portion specified in the Schedule of its Commitment and/or the Advance(s) by counter-signing this Substitution Certificate executed by the Existing Bank and delivering it to the Facility Agent at its address for the service of notices applying for the purposes of Clause 24.1 of the Facility Agreement.

2. The New Bank hereby requests the Contracting Parties to accept this Substitution Certificate executed by it as being delivered under and for the purposes of Clause 25.4 of the Facility Agreement so as to take effect in accordance with the terms of that sub-clause on [date of substitution].

3. The New Bank undertakes to pay to the Facility Agent for the Facility Agent's own account a transfer fee of 200 as provided in Clause 25.4(c) of the Facility Agreement.

4.   The New Bank:

     (a) represents and warrants that it is a bank whose ordinary business is or includes the making of, or the participating in, Sterling and Eurocurrency loans;

     (b) confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has requested in connection with this transaction;

     (c) confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

     (d) agrees that it has not relied and will not rely on any other Contracting Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Borrower or any other party to the Facility Agreement or any other Finance Document; and

     (e) makes the representations and warranties set forth in Clause 11.4(d) of the Facility Agreement and undertakes the obligations set forth in Clause 11.4(e) of the Facility Agreement.

5. The New Bank undertakes with the Existing Bank and each of the other Contracting Parties that it will perform in accordance with its terms all those obligations which, by the terms of the Facility Agreement, are assumed by it by delivery of this Substitution Certificate to the Facility Agent.

6. On execution of this Substitution Certificate by the Facility Agent on their behalf, each of the other Contracting Parties accepts the New Bank as a Contracting Party in substitution for the Existing Bank with respect to all those rights and/or obligations which by the terms of the Facility Agreement are assumed by the New Bank.

7.   None of the Financial Institutions:

     (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any other Finance Document or any document relating to the Finance Documents; or

     (b) assumes any responsibility for the financial condition of any Borrower or any other party to the Facility Agreement or any other Finance Document or any other document or for the performance and observance by any Borrower or any other party to the Facility Agreement or any other Finance Document or any other document (save as otherwise expressly provided therein) and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded (save as aforesaid).

8. The New Bank confirms that its Facility Office and address(es) for notices for the purposes of the Facility Agreement are as set out in the Schedule.

9.   This Substitution Certificate is governed by English law.

                                 THE SCHEDULE



EXISTING BANK'S COMMITMENT                      PORTION TRANSFERRED





ADVANCE(S) TO BE TRANSFERRED                    PORTION TRANSFERRED

Amount:

Currency:

Term:

Maturity Date:


[NEW BANK]

FACILITY OFFICE                                 ADDRESS(ES) FOR NOTICES
[                                               [


                           ]                                            ]

                                  For the attention of:  [               ]

                                  Telex no:  [               ]

                                  Facsimile no:  [               ]

NATIONAL WESTMINSTER BANK PLC
as agent for and on behalf of itself
and the other Contracting Parties.

By:

Date:

                                  SCHEDULE 6

        PART I - FORM OF LETTER OF ACCESSION FOR ADDITIONAL BORROWERS

             FORM OF LETTER OF ACCESSION FOR ADDITIONAL BORROWERS


                             LETTER OF ACCESSION


To:     NATIONAL WESTMINSTER BANK PLC as agent
        and on behalf of itself and the other
        Contracting Parties (as defined in the Facility
        Agreement referred to below).

                                                            [Date]


Dear Sirs,

We refer to the Facility Agreement dated December 30, 1994 and made between Comdisco, Inc. as borrower and drawer (1), National Westminster Bank PLC as arranger (2), the Co-Agents (as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as the facility agent (5) and National Westminster Bank PLC as swingline agent (6) in respect of a revolving credit facility of U.S. $150,000,000 (the "FACILITY AGREEMENT") which term shall include any amendments and supplements thereto). Terms defined in the Facility Agreement shall, unless otherwise defined in this letter, have the same meanings in this letter.

We wish to inform you that as from the date (the "ACCESSION DATE") which is the later of [insert date] and the date of satisfaction of the conditions imposed by Clause 25.11 of the Facility Agreement, the following company (the "PROPOSED BORROWER") namely [name] of [address] intends to become an Additional Borrower under the Facility Agreement.

As from the Accession Date the Proposed Borrower shall become an Additional Borrower under the Facility Agreement and shall have like rights, and be under the like obligations, as though it had been an original party to the Facility Agreement as a Borrower.

The Proposed Borrower agrees that the representations and warranties set out in Clause 15.1 of the Facility Agreement (other than paragraphs (d)(ii) and (j)) are correct on the date of this letter as if made on such date with reference to the facts and circumstances now subsisting.

The Company confirms that Clause 14 of the Facility Agreement shall apply to the obligations of the Proposed Borrower under the Facility Agreement.

Proposed Borrower confirms that its address for notices for the purposes of the Facility Agreement is:

     [                        ]

     Telex no: [          ]
     Facsimile no: [          ]
     For the attention of: [          ]

This letter is governed by English law.

                                Yours faithfully,


on behalf of                                     on behalf of
[Additional Borrower]                            COMDISCO, INC.

                                  SCHEDULE 7

   PART II - FORM OF LETTER OF ACCESSION FOR (REPLACEMENT) BORROWERS' AGENT

        FORM OF LETTER OF ACCESSION FOR (REPLACEMENT) BORROWERS' AGENT


                             LETTER OF ACCESSION


To:   NATIONAL WESTMINSTER BANK PLC as agent
      and on behalf of itself and the other
      Contracting Parties (as defined in the Facility
      Agreement referred to below).

                                                            [Date]


Dear Sirs,

We refer to the Facility Agreement dated December 30, 1994 and made between Comdisco, Inc. as borrower and drawer (1), National Westminster Bank PLC as arranger (2), the Co-Agents (as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as the facility agent (5) and National Westminster Bank PLC as swingline agent (6) in respect of a revolving credit facility of U.S.$150,000,000 (the "FACILITY AGREEMENT" which term shall include any amendments and supplements thereto). Terms defined in the Facility Agreement shall, unless otherwise defined in this letter, have the same meanings in this letter.

We wish to inform you that as from the date (the "ACCESSION DATE") which is the later of [insert date] and the date of satisfaction of the conditions imposed by Clause 25.11 of the Facility Agreement, the following company (the "PROPOSED BORROWERS' AGENT") namely [name] of [address] intends to become a [Replacement] Borrowers' Agent under the Facility Agreement.

As from the Accession Date the Proposed Borrowers' Agent shall become the Borrowers' Agent under the Facility Agreement and shall have like rights, and be under the like obligations, as though it had been an original party to the Facility Agreement.

The Proposed Borrowers' Agent agrees that the representations and warranties set out in Clause 15.1 of the Facility Agreement (other than paragraphs
(d)(ii) and (j)) are correct on the date of this letter as if made on such date with reference to the facts and circumstances now subsisting.

The Proposed Borrowers' Agent confirms that it is a wholly owned subsidiary of Comdisco, Inc. and that its address for notices for the purposes of the Facility Agreement is:

     [                        ]

     Telex no: [          ]
     Facsimile no: [          ]
     For the attention of: [          ]

This letter is governed by English law.

                                Yours faithfully,


on behalf of                                             on behalf of
[Replacement] [Borrowers' Agent]                         COMDISCO, INC.

                                  Schedule 7


           FORM OF LEGAL OPINION OF U.S. COUNSEL TO COMDISCO, INC.


To:     The Financial Institutions
        party to the Facility Agreement
        referred to below.

                                                         December 30, 1994


I  am  [                           ] of Comdisco, Inc., a Delaware corporation
(the "COMPANY"), and have acted as counsel for the Company in connection with the Facility Agreement, dated as of December 30, 1994 (the "FACILITY AGREEMENT"), among (inter alia) the Company, various Banks and National Westminster Bank PLC, as Facility Agent. Terms defined in the Facility Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Facility Agreement and such other instruments and documents, including such corporate records and certificates or comparable documents of public officials and of officers and representatives of the Company, as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures (other than signatures of officers or representatives of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of such latter documents. I also have assumed that the Facility Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, each Financial Institution.

Based on and subject to the foregoing, I am of the opinion that:

1. Each member of the Group (a) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and (c) has full power and authority to own its property and conduct its business substantially as presently conducted and as proposed to be conducted by it.

2. The Company has full power and authority to enter into and perform its obligations under the Finance Documents.

3. The execution and delivery by the Company of the Finance Documents, the performance by the Company of its obligations thereunder and the transactions contemplated by the Finance Documents (a) have been duly authorized by all necessary corporate action, (b) do not and will not require any approval or consent of any governmental agency or authority,
      (c) do not and will not conflict with, result in any violation of, or constitute a default under any provision of the Certificate of Incorporation or By-Laws of the Company, any agreement, instrument or document binding upon or applicable to the Company, or any present law or governmental regulation or court or administrative decree or order applicable to the Company, and (d) will not result in or require the creation or imposition of any Security Interest in any property of any member of the Group pursuant to the provisions of any agreement, indenture or other instrument or document binding upon or applicable to any member of the Group.

4. Each of the Finance Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforceability of the rights of creditors generally assuming that each of the Finance Documents is such an obligation under English law, by which each of the Finance Documents is expressed to be governed.

5. The Company is not engaged principally, or as one of its material activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

I am a member of the bar of the State of Illinois, and I express no opinion herein as to the law of any jurisdiction other than the law of the State of Illinois, the federal law of the United States and the corporate law of the State of Delaware.

                                Very truly yours,

                                  Schedule 8

                    FORM OF LEGAL OPINION OF ALLEN & OVERY


To:  National Westminster Bank PLC            as Facility Agent for the Banks
     King's Cross House                       parties to the Facility
     200 Pentonville Road                     Agreement referred to below,
     King's Cross                             and to the other Financial
     London N1 9HL                            Institutions (as defined in
                                              the Facility Agreement referred
                                              to below).


                                              December 30, 1994


Dear Sirs,

We have acted as legal advisers in England to National Westminster Bank PLC in connection with a Facility Agreement (the "FACILITY AGREEMENT") dated December 30, 1994 between Comdisco, Inc. as borrower and drawer (1), National Westminster Bank PLC as arranger (2), the Co-Agents as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as facility agent (5) and National Westminster Bank PLC as swingline agent (6) in respect of a multiple option facility of U.S.$150,000,000.

Terms defined in the Facility Agreement shall, unless otherwise defined in this opinion, have the same meanings in this opinion.

We have received instructions from and participated in discussions with the Arranger and the Facility Agent concerning the provisions contained in the Facility Agreement.

We have examined the following documents:

(a)     an executed copy of the Facility Agreement; and

(b) a copy of the legal opinion referred to in Clause 4.1(a)(iv) of the Facility Agreement.

For the purposes of this opinion, we have assumed that the Facility Agreement has been duly authorised and entered into by each of the parties thereto and that so far as any laws of the U.S.A. and any State thereof are concerned, the Facility Agreement constitutes a legal and binding obligation of the Company in accordance with its terms.

Based upon the foregoing and subject to the qualifications set out below and to any matters not disclosed to us and to matters of fact which would affect the conclusions set out below, it is our opinion that so far as the present laws of England are concerned, the Facility Agreement constitutes a legal, valid and binding obligation of the Company.

Notwithstanding the foregoing this opinion is subject to the following qualifications:

(i) The validity, performance and enforcement of the Finance Documents may be limited by bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights generally.

(ii) Remedies such as specific performance or the issue of an injunction are available only at the discretion of the court. Specific performance is not usually granted and an injunction is not usually issued where damages would be an adequate alternative.

(iii) English courts are now prepared to render judgements for a monetary amount in foreign currencies but the judgement may be converted into
       Sterling for enforcement purposes.   Foreign currency amounts claimed
       in an English liquidation must be converted into Sterling at the rate prevailing at the commencement of the liquidation.

(iv) Clause 8.3 of the Facility Agreement provides for interest to be paid on overdue amounts. Such interest may amount to a penalty under English law and may therefore not be recoverable.

(v) No opinion is expressed with respect to the Substitution Certificates provided for in the Facility Agreement and it should be noted that in certain circumstances transactions employing Substitution Certificates and/or assignments or transfers of interests in the Facility Agreement may require compliance with the Financial Services Act 1986.

(vi) No opinion is expressed with respect to the enforceability in all circumstances of Clause 28 of the Facility Agreement (Pro Rata Sharing).

(vii) An English court might not treat as conclusive those certificates and determinations which the Facility Agreement states are to be so treated.

(viii) As regards Clause 30 (Jurisdiction), an English court may stay proceedings if concurrent proceedings are being brought elsewhere.

(ix) Clause 31 of the Facility Agreement (Severability) may not be effective in certain circumstances depending on the nature of the prohibition or unenforceability in question.

(x) The Facility Agreement may be amended orally by the Contracting Parties notwithstanding provisions therein to the contrary.

(xi) The effectiveness of certain provisions exculpating a party from a liability or duty otherwise owed may be limited by law.

(xii) English courts may not give effect to any indemnity for legal costs incurred by an unsuccessful litigant.

(xiii) This opinion relates only to English domestic law and not its conflict of laws rules. It is assumed that no law of a jurisdiction other than England affects the conclusions in this opinion.

(xiv) There are no provisions or laws of any jurisdiction outside England which would be contravened by the execution or delivery of the Finance Documents and that, insofar as any obligation under the Facility Agreement or any other document entered into pursuant thereto falls to be performed in any jurisdiction outside of England, its performance will not be illegal by virtue of the laws of that jurisdiction.

(xv) No opinion is expressed concerning the validity or enforceability of the charge over the Cash Collateral Account.

This opinion is solely for the benefit of the persons to whom it is addressed and is not to be relied on by any assignees thereof or by any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.

Yours faithfully



Allen & Overy

                                 SCHEDULE 10

                            COMPLIANCE CERTIFICATE



To:    National Westminster Bank PLC
       and as Agent, and the
       other Banks party to the Facility
       Agreement, dated December 30, 1994
      (as amended from time to time,
      the "FACILITY AGREEMENT") with the
      undersigned

                                             [              ], 19[  ]

Ladies/Gentlemen:

This Compliance Certificate is delivered to you pursuant to Clause 16.1 of the
Facility  Agreement.   Capitalized terms used herein and not otherwise defined
are used as defined in the Facility Agreement.

The undersigned hereby certifies that (a) the information set forth in Attachments 1,2,3,4,5 6,7, and 8 hereto was true and correct as of [
        ], 19[ ] (the "QUARTERLY COMPLIANCE DATE") and (b) except as stated on Attachment [ ] hereto (if any), no Default had occurred and was continuing on the Quarterly Compliance Date or has occurred and is continuing on the date of this Compliance Certificate.

The undersigned hereby further certifies that all calculations were prepared in accordance with generally accepted accounting principles or as presented in the annual report on a consistent basis with the Company's financial statements referred to in Clause l5.l(d) of the Facility Agreement, all as required by the Facility Agreement.

                                COMDISCO, INC.


                  By:    ___________________________________


                  Title:  __________________________________


                                  ATTACHMENT 1

                     CONSOLIDATED TANGIBLE NET WORTH RATIO


1.  The consolidated capital (including in excess of par value but excluding effects of deferred translation adjustment) and retained
    earnings of  the Company and Subsidiaries                             $[  ]

2.  All franchises, patents, patent applications, trademarks, goodwill, research and development expense, the after-tax effect of
    unamortised debt discount and any other unamortised debt
    expense and other intangibles shown on the consolidated balance sheet of the Company and Subsidiaries as at the Quarterly
    Compliance Date.                                                      $[  ]

3.  Consolidated Tangible Net Worth
    (Item 1 minus Item 2)                                                 $[  ]

4.  50% of Consolidated Net Income from September 30, 1994, with
    no adjustment for losses                                              $[  ]

5.   587,000,000 plus Item 4                                              $[  ]

6.  Item 3 minus Item 5 (shall not be less than zero)                     $[  ]



                                    ATTACHMENT 2

                           FIXED CHARGE COVERAGE RATIO

1.  EARNINGS FROM CONTINUING OPERATIONS                           $  [  ]
    BEFORE TAXES

2.  INTEREST EXPENSE                                              $  [  ]

3.  AMOUNT AVAILABLE                                              $  [  ]
    (Item 1 plus Item 2)

4.  RATIO OF EARNINGS TO FIXED CHARGES                            $[        ] :
    (Item 3 divided by item 2)

5.  COMPLIANCE RATIO                                               1.15 : 1



                                     ATTACHMENT 3


                   TOTAL LIABILITIES TO ADJUSTED NET WORTH RATIO


1.  LIABILITIES AS SHOWN ON CONSOLIDATED BALANCE SHEET              $[       ]

2.  OTHER LIABILITIES

    (a)  Guarantees (other than endorsements
         for deposit or collection in the
         ordinary course of business)                               $[       ]

    (b)  Indebtedness of joint ventures or
         for which the Company
         or a Subsidiary is liable                                  $[       ]

    (c)  Other contingent liabilities
         (specify on separate sheet)                                $[       ]


   (d)   Shortfall from sublease payables
         minus sublease receivables                                 $[       ]

             TOTAL OTHER LIABILITIES

3. ADJUSTED LIABILITIES
   (Item 1 plus item 2)                                             $[       ]

4. ANY LIABILITY FOR DEFERRED INCOME TAXES                          $[       ]

5. ANY LIABILITY FOR DEFERRED INCOME                                $[       ]


6. TOTAL LIABILITIES
   (Item 3 minus sum of Items 4 and 5)                              $[       ]

7. CONSOLIDATED TANGIBLE NET WORTH
   (Item 3 of Attachment 1)                                         $[       ]

8. THE AGGREGATE OF:

   (a)   new moneys or other assets invested in any                 $[       ]
         oil or gas joint venture on or after the
         signing Date (except as provided for in
         paragraph (b)(iii) below); and

   (b) investments in excess of U.S. $100,000,000 excluding (i) Cash Equivalent Investments.
         (ii) investments in joint ventures that are engaged in business (other than the oil or gas business) in which the Company or a Material Subsidiary could engage pursuant to
         (iii) the Company's investment in its oil and gas joint venture as a September 30, 1990 and all profits in respect therof retained in such joint venture.

9.  ADJUSTED TANGIBLE NET WORTH
    (Item 7 minus Item 8)                                       $[          ]

10. RATIO OF TOTAL LIABILITIES TO ADJUSTED TANGIBLE NET WORTH
    (Item 6 to Item 9)                                           [       ]:1

11. COMPLIANCE RATIO                                             6.5:1




                                  ATTACHMENT 4


                          RECOURSE LIABILITIES RATIO


1.  TOTAL LIABILITIES                           $      [       ]
    (Item 6 on Attachment 3)


2.  NON-RECOURSE DISCOUNTED LEASE RENTALS       $      [       ]

3.  RECOURSE LIABILITIES                        $      [       ]
    (Item l minus Item 2)


4.  ADJUSTED TANGIBLE NET WORTH                 $      [       ]
    (Item 9 on Attachment 3)

5.  RATIO OF RECOURSE LIABILITIES TO ADJUSTED          [  ]  : 1
    TANGIBLE NET WORTH
    (Item 3 to Item 4)


6.  COMPLIANCE RATIO                                    4.50 : 1


                                   ATTACHMENT 5


               UNENCUMBERED CASH FLOW TO CONTRACTUAL PAYMENTS RATIO


1.  CONTRACTUAL PAYMENTS TO BE RECEIVED                      $[           ]
    (Less six  times 75% of total accounts
    90 days or more past due)

2.  RENTS RECEIVABLE ON NON-OWNED EQUIPMENT                  $[           ]

3.  ACCOUNTS RECEIVABLE
    (less than 90 days past due)                             $[           ]

4.  CASH                                                     $[           ]

5.  INVENTORY                                                $[           ]

6.  3% OF TOTAL ASSETS                                       $[           ]

7.  APPLICABLE INVENTORY
    (Lesser of Item 5 or 6)                                  $[           ]

8.  UNENCUMBERED CASH FLOW                                   $[           ]
    (The sum of Items 1,2,3,4 and 7)

9.  DISASTER RECOVERY CONTRACTUAL Payments                   $[           ]

10. RENTS PAYABLE ON NON-OWNED EQUIPMENT                     $[           ]

11. ACCOUNTS PAYABLE                                         $[           ]

12. NOTES PAYABLE                                            $[           ]

13. TERM NOTES PAYABLE                                       $[           ]

14. SENIOR NOTES                                             $[           ]

15. SUBORDINATED DEBT                                        $[           ]

16. CONTRACTUAL PAYMENTS
    (The sum of Items 9 through and including l5)            $[           ]

17. RATIO OF UNENCUMBERED CASH FLOW
    TO CONTRACTUAL PAYMENTS
    (Item 8   divided by Item 16)                            $[           ]

18. COMPLIANCE RATIO                                         $[           ]



                                 ATTACHMENT 6


                              NET CASH PROVIDED

                                    BY

                            OPERATING ACTIVITIES

1.  NET CASH PROVIDED BY
    OPERATING ACTIVITIES ON A ROLLING
    FOUR-QUARTER BASIS (as shown on the
    consolidated statement of cash flows)           $      [      ]


2.  TOTAL LIABILITIES AS SHOWN ON
    CONSOLIDATED BALANCE SHEET (INCLUDING
    NON-RECOURSE DISCOUNTED LEASE RENTALS)
    (Item 6 on Attachment 3)                         $      [      ]


3.  RATIO OF NET CASH PROVIDED BY
    OPERATING ACTIVITIES ON A ROLLING
    FOUR-QUARTER BASIS TO TOTAL LIABILITIES
    AS OF THE END OF ANY QUARTER
    (Item 1 divided by Item 2)                               [  ] : 1

4.  COMPLIANCE RATIO                                         0.25 : 1


                                   ATTACHMENT 7


                              CUMULATIVE NET LOSSES*


                                 NET INCOME OR
                                     (LOSS)

Third Previous Quarter                                  $[         ]

Second Previous Quarter                                 $[         ]

First Previous Quarter                                  $[         ]

This Quarter                                            $[         ]

    TOTAL                                               $[         ]

Maximum Net Loss                                        $ (l0,000,000)

* Based on rolling four quarters (most recent ending foru quarters)



                                 ATTACHMENT 8


                             REMARKETING REVENUES

                                      TO

                          NET BOOK (OR RESIDUAL) VALUE


1.  REMARKETING REVENUE                                $[      ]

2.  NET BOOK VALUE AT LEASE TERMINATION                $[      ]

3.  DIVIDE ITEM 1 BY ITEM 2                            $[      ]

4.  COMPLIANCE RATIO                                    1.25 : 1

                                 SCHEDULE 11

                          CLAUSE  11.4(D)(I) LETTER





DATE



To:     Comdisco Inc.
        6lll North River Road
        Rosemont, IL 600l8

       and its Specified Subsidiaries
       [                            ]

For the attention of:     Edward C. Pacewicz
                          Vice President-Finance

Dear Sirs,

       We refer to the facility agreement [to be dated today's date] and to be made between yourselves (1), National Westminster Bank PLC, as arranger (2), the Co-Agents (as defined therein) (3), the Banks (as defined therein) (4), National Westminster Bank PLC as facility agent (5) and National Westminster Bank PLC as swingline agent (6) in respect of a revolving credit facility of U.S. $ 150,000,000 (the "FACILITY AGREEMENT").

     Terms defined in the Facility Agreement shall have the same meanings when used in this letter.

     We write to confirm that this is the letter referred to in Clause 11.4(d)(i) of the Facility Agreement and that, as at [the Signing Date,] we are entitled to receive all payments made by [
     ] in [currency] under the Facility Agreement without deduction or withholding for or on account of any Relevant Taxes.

Yours faithfully,



.......................
for and on behalf of
[Financial Institution]

                                 SIGNATORIES


COMPANY

COMDISCO, INC.

By:     EDWARD A. PACEWICZ
        Vice President


ARRANGER

NATIONAL WESTMINSTER BANK PLC

By:     ERNEST V. HODGE
        Vice President


CO-AGENTS

BARCLAYS BANK PLC

By:     KEVIN HERATY
        Director


CREDIT LYONNAIS CHICAGO BRANCH

By:     ATTILA KOC
        Vice President


CREDIT LYONNAIS CAYMAN ISLAND BRANCH

By:     ATTILA KOC
        Authorised Signature


UNION BANK OF SWITZERLAND

By:     WALTER R. WOLFF          By:     DENIS J. CAMPBELL
        First Vice President             Vice President Corporate Banking


BANKS

NATIONAL WESTMINSTER BANK PLC

By:     ERNEST V. HODGE
        Vice President

BARCLAYS BANK PLC

By:     KEVIN HERATY
        Director


UNION BANK OF SWITZERLAND

By:     WALTER R. WOLFF          By:     DENIS J. CAMPBELL
        First Vice President             Vice President Corporate Banking


CREDIT LYONNAIS CHICAGO BRANCH

By:     ATTILA KOC
        Vice President


CREDIT LYONNAIS CAYMAN ISLAND BRANCH

By:     ATTILA KOC
        Authorised Signature


BHF-BANK

     DAVID C. FRAENKEL     By:     LINDA M. PACE
     Vice President                Assistant Vice President


BANK AG CHICAGO BRANCH AND/OR CAYMAN ISLANDS BRANCH

By:     DIRK A. QUAYLE               By:     BETH A. ROSENBERRY
        Corporate Finance Director           Vice President


WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK AND CAYMAN ISLANDS BRANCHES

By:     ELIE B. KHOURY          By:     LAURA SPICHIGER
        Vice President                  Senior Credit Analyst


BAYERISCHE VEREINSBANK AG

By:     MARTIN J. O'MALLEY           By:     THEODORE F. CEGLIA
        Assistant Vice President             Assistant Vice President


BANK AG, CHICAGO AND GRAND CAYMAN BRANCHES

By:     E. RONALD HOLDER          By:     JOHN D. SINSHEIMER
        Senior Vice President             Vice President

BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AG, NEW YORK BRANCH

By:     DAVID ROCKWELL          By:     STEVEN ATWELL
        First Vice President            Vice President


NORDDEUTSCHE LANDESBANK GIROZENTRALE

By:     RUDOLF S. LIESENFELD         By:     STEPHEN K.HUNTER
        Vice President & Controller          Senior Vice President


FACILITY AGENT

NATIONAL WESTMINSTER BANK PLC

By:     ERNEST V. HODGE
        Vice President


SWINGLINE AGENT

NATIONAL WESTMINSTER BANK PLC

By:     ERNEST V. HODGE
        Vice President



                                                       CONFORMED COPY






                              FACILITY AGREEMENT

                           DATED DECEMBER 30, 1994


                              U.S.$ 150,000,000

                          REVOLVING CREDIT FACILITY


                                     FOR

                                COMDISCO, INC.


                                     AND

                        NATIONAL WESTMINSTER BANK PLC

                     AS ARRANGER AND ADMINISTRATIVE AGENT


                                     AND

                              BARCLAYS BANK PLC
                               CREDIT LYONNAIS
                          UNION BANK OF SWITZERLAND

                                 AS CO-AGENTS






                                ALLEN & OVERY

                               SWISS BANK TOWER
                             10 EAST 50TH STREET




TABLE OF CONTENTS
CLAUSE                                                    PAGE NO.

1.   Interpretation                                              1
2.   Facilities                                                 16
3.   Purpose of the Facilities                                  17
4.   Conditions Precedent                                       17
5.   Utilisation of the Facilities                              19
6.   Reduction and Cancellation of the Total Commitments        22
7.   Availability of Optional Currencies                        22
8.   Interest                                                   24
9.   Repayment and Prepayment of Advances                       26
10. Market Disruption                                           26
11. Payments                                                    27
12. Increased Costs                                             33
13. Illegality                                                  34
14. Guarantee                                                   35
15. Representations and Warranties                              37
16. Covenants                                                   40
17. Default                                                     47
18. Accounts as Evidence                                        51
19. The Agents and the Arranger                                 51
20.  Fees                                                       54
21. Expenses                                                    55
22. Stamp Duties                                                56
23. Amendments, Waivers, Remedies Cumulative                    56
24. Notices                                                     57
25. Alterations to the Contracting Parties                      58
26. Set-Off                                                     63
27. Indemnities                                                 63
28. Pro Rata Sharing                                            64
29. Governing Law                                               65
30. Jurisdiction                                                65
31. Severability                                                66
32. Counterparts                                                66
33. Language                                                    66



SCHEDULES
Schedule 1                                                                 67
Part I - The Banks and Commitments                                         67
Schedule 2                                                                 68
Part I - Specified Subsidiaries                                            68
Part II - Other Subsidiaries                                               68
Schedule 3                                                                 71
Calculation of Additional Cost                                             71
Schedule 4                                                                 73
Form of Revolving Advance Request                                          73
Schedule 5                                                                 75
 Form of Swingline Advance Request                                         75
Schedule 6                                                                 76
Form of Substitution Certificate                                           76
Schedule 7                                                                 79
Part I -  Form of Letter of Accession for Additional Borrowers             79
Part II - Form of Letter of Accession for (Replacement) Borrowers' Agent   81
Schedule 8                                                                 83
Form of Legal Opinion of U.S. Counsel to Comdisco, Inc.                    83
Schedule 9                                                                 85
Form of Legal Opinion of Allen & Overy                                     85
Schedule 10                                                                88
Compliance Certificate                                                     88
Schedule 11                                                                99
Form of Clause 11.4(d)(i) Letter                                           99
Signatories                                                               100